UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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OPENWAVE SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2100 SEAPORT BOULEVARD
REDWOOD CITY, CALIFORNIA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 17, 2007

To the stockholders of Openwave Systems Inc.:

Notice is hereby given that the 2006 Annual Meeting of Stockholders of Openwave Systems Inc., a Delaware corporation (the “Company”), will be held on Wednesday, January 17, 2007 at 8:30 a.m. PST (the “2006 Annual Meeting” or “Annual Meeting”) at the Company’s offices located at 2100 Seaport Boulevard, Redwood City, California 94063 for the following purposes:

(1)         To elect two Class III members of the Board of Directors to hold office for a three-year term.

(2)         To approve the Openwave 2006 Stock Incentive Plan.

(3)         To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2007.

(4)         To transact such other business as may properly come before the 2006 Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on November 27, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at this 2006 Annual Meeting and at any adjournment or postponement thereof.

A copy of the Company’s 2006 Annual Report to the Securities and Exchange Commission (the “SEC”), which contains a copy of the Form 10-K for the fiscal year ended June 30, 2006, has been included in the package of materials sent to you by mail. A copy of the Annual Report and Proxy Statement can also be found on the Internet at http://investor.openwave.com/annual.cfm.

By Order of the Board of Directors

Jim Wu
Secretary
Redwood City, California
December 8, 2006

All stockholders are cordially invited to attend the 2006 Annual Meeting in person. Your vote is important. Whether or not you expect to attend the 2006 Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the 2006 Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also choose to vote by the Internet or by telephone. Please refer to the enclosed proxy card for instructions. Even if you have given your proxy, you may still vote in person if you attend the 2006 Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2006 Annual Meeting, you must obtain from the record holder a proxy issued in your name.

2006 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

OPENWAVE SYSTEMS INC.
2100 SEAPORT BOULEVARD
REDWOOD CITY, CALIFORNIA 94063

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

January 17, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Openwave Systems Inc., a Delaware corporation (“Openwave” or the “Company”), for use at the 2006 Annual Meeting of Stockholders to be held on Wednesday, January 17, 2007 at 8:30 a.m. PST (the “2006 Annual Meeting” or “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The 2006 Annual Meeting will be held at the Company’s principal executive offices located at 2100 Seaport Boulevard, Redwood City, California 94063. On or about December 8, 2006 this proxy statement and the accompanying proxy are first being sent to stockholders entitled to vote at the 2006 Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Telephone, Internet or personal solicitation by Directors, officers or other regular employees of the Company may supplement original solicitation of proxies by mail. In addition, the Company may retain Georgeson Shareholder Communications, Inc. to assist in the solicitation and distribution of proxies for a fee not to exceed $15,000. No additional compensation will be paid to Directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on November 27, 2006 (the “Record Date”) will be entitled to notice of and to vote at the 2006 Annual Meeting. At the close of business on November 27, 2006, the Company had outstanding and entitled to vote approximately 94,612,874 shares of common stock.

Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the 2006 Annual Meeting.

All votes will be tabulated by the Inspector of Elections (the “Inspector”) appointed for the 2006 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The Inspector will also determine whether or not a quorum is present.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted, with respect to the item not marked, FOR the election of Directors, FOR approval of the Openwave 2006 Stock Incentive Plan, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the 2006 Annual Meeting.

The required quorum for the transaction of business at the 2006 Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date, present or represented by proxy and entitled to vote at the 2006 Annual Meeting. Shares that are voted “FOR”, “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the 2006 Annual Meeting for purposes of establishing a quorum (the “Votes Cast”) with respect to such matter.

In the absence of controlling precedent to the contrary, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal.

Directors shall be elected by a plurality of the votes of the shares of the Company’s common stock present at the 2006 Annual Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions will have no effect on the outcome of the vote.

Approval of the proposal relating to the Openwave 2006 Stock Incentive Plan requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and entitled to vote at the 2006 Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.

Approval of the proposal relating to the ratification of the appointment of auditors of the Company’s financial statements requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and entitled to vote at the 2006 Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote.

The Company will announce preliminary voting results at the 2006 Annual Meeting and publish final results in the Company’s quarterly report on Form 10-Q for the third quarter of fiscal year 2007.

Voting Electronically via the Internet or by Telephone or by Mail

Stockholders whose shares are registered in their own names may vote by mail. Specific instructions to be followed by any registered stockholder are set forth on the enclosed proxy card.

If your shares are registered in the name of a bank or brokerage firm, you also have the option to vote your shares electronically over the Internet or by telephone pursuant to Section 212 of the Delaware General Corporation Law. Voting by the Internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. In addition, by using the Internet or telephone, you help the Company reduce its postage and proxy tabulation costs. If you wish to vote electronically, you may vote via the Internet by visiting www.proxyvote.com. If you wish to vote via telephone, please call 1-800-454-8683 or the 800 number provided to you on your vote instruction form. Please have the voting instruction form in front of you and follow the instructions to vote via Internet or telephone. You may enter your vote via the Internet or by telephone up until 11:59 p.m. EST the day before the meeting date. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided. Please consult with your broker, bank or nominee if you have any questions regarding the voting of shares held in street name.

Stockholders who elected to receive the 2006 Proxy Statement and Annual Report over the Internet will be receiving an e-mail message on or about December 19, 2006 with information on how to access stockholder information and instructions for voting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it, provided that, if a stockholder is not attending the 2006 Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the 2006 Annual Meeting. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 2100 Seaport Boulevard, Redwood City, California 94063, a written notice of revocation or submitting a duly executed proxy bearing a later date, or it may be revoked by attending the 2006 Annual Meeting and voting in person. Attendance at the 2006 Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

Stockholder Proposals

For a stockholder’s proposal to be included in the Company’s Proxy Statement for the next Annual Meeting of Stockholders (the “2007 Annual Meeting”), the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the proposal must be received by the Company no later than August 10, 2007. To be timely, stockholder proposals submitted outside the processes of Rule 14a-8 must be received by the Company no earlier than October 19, 2007 and no later than December 28, 2007 unless the 2007 Annual Meeting is called for a date earlier than December 18, 2007 or later than March 17, 2008, in which case such proposals must be received no earlier than the 90th day prior to the 2007 Annual Meeting and no later than the close of business on the latter of the 20th day prior to the 2007 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2007 Annual Meeting is first made.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of six Directors. The Amended and Restated Certificate of Incorporation divides the Board of Directors into three classes; Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of Directors is elected by the stockholders at each Annual Meeting to serve a three-year term or until their successors are duly elected and qualified, or if applicable for mid-term nominees and appointees, to complete the term of that class of Director. The Board of Directors and Nominating Committee have nominated the Class III Directors, Gerald Held and David C. Peterschmidt, to stand for election at this 2006 Annual Meeting. The Class II Directors will stand for election at the 2007 Annual Meeting, and the Class I Directors will stand for election at the annual meeting following (the “2008 Annual Meeting”). If any nominee for any reason is unable to serve, or will not serve, as a Director, the proxies may be voted for such substitute nominee as the Nominating and Corporate Governance Committee of the Board of Directors may propose and the full Board of Directors may approve. The Company is not aware of any nominee who will be unable to serve, or will not serve, as a Director.

Nominees

The names of the nominees for election as Class III Directors at the 2006 Annual Meeting and of the incumbent Class I and Class II Directors and certain information about them, as of November 27, 2006, are set forth below:

Name	Age	Positions and Offices Held With the Company
Nominees for election as Class III Directors for a term expiring at the 2009 Annual Meeting:
Gerald Held	58	Director
David C. Peterschmidt	59	President, Chief Executive Officer and Director
Incumbent Class II Directors for a term expiring at the 2007 Annual Meeting:
Masood Jabbar	56	Director
Bernard Puckett	62	Chairman of the Board
Incumbent Class I Directors for a term expiring at the 2008 Annual Meeting:
Kenneth D. Denman	48	Director
Bo C. Hedfors	62	Director

Business Experience of Directors

Each member of the Board of Directors has been engaged in the principal occupations described below during the past five years. The information below is furnished by each respective Board member. There are no family relationships among any of the Company’s Directors or Executive Officers.

Kenneth D. Denman has served as a Director of the Company since April 2004. Since October 2001, Mr. Denman has served as the Chairman and Chief Executive Officer of iPass, Inc., a global provider of software-enabled trusted connections and services for the enterprise and its mobile workers. From January 2000 to March 2001, Mr. Denman was Chief Executive Officer of AuraServ Communications, a managed service provider of broadband voice and data applications. From August 1998 to May 2000,

Mr. Denman was Senior Vice President, National Markets Group at MediaOne, Inc., a broadband cable and communications company, and from June 1996 to August 1998, he was Chief Operating Officer, Wireless at MediaOne International, a broadband cable and communications company. Mr. Denman received his MBA from the University of Washington and a BS in Accounting from Central Washington University.

Bo C. Hedfors has served as a Director of the Company since April 2002. Mr. Hedfors is currently President and Founder of Hedfone Consulting, which he established in April 2002. Previously, Mr. Hedfors was Executive Vice President of Motorola and President of its global wireless infrastructure business based in Chicago from 1998 to 2002. Prior to joining Motorola, he spent thirty years in different management positions at Ericsson, including President and Chief Executive Officer of Ericsson, Inc. from 1994-1998, Chief Technology Officer of LM Ericsson from 1990-1993, and President of Honeywell Ericsson Development Co. from 1984-1986. Mr. Hedfors is also a member of the Board of Directors of Kineto Wireless, Tellabs, SwitchCore AB and Virtutech, Inc. Mr. Hedfors is a former member of the Cellular Telecommunications and Internet Association (CTIA), has served on several university boards and is currently Chairman of US Friends of Chalmers University of Technology, Inc. Mr. Hedfors has a MS degree in Electrical Engineering from Chalmers University of Technology in Gothenburg, Sweden and is a member of the Royal Swedish Academy of Engineering Sciences.

Gerald (Jerry) Held, Ph.D., has served as a Director of the Company since his appointment in April 2005. Since 1999, Dr. Held has been Chief Executive Officer of Held Consulting, LLC where he is a strategic consultant to chief executive officers and senior executives of technology firms ranging from startups to large, publicly-traded organizations. From 2000 to 2001, Dr. Held was the acting Chief Executive Officer of Cantiga Systems. In 1998, Dr. Held was “Chief Executive Officer-In-Residence” at the venture capital firm of Kleiner Perkins Caufield & Byers. Through 1997, Dr. Held was Senior Vice President of Oracle’s server product division, where he led Oracle’s database business as well as the development of pioneering interactive multimedia technology that included some of the earliest e-commerce application trials. Prior to Oracle, Dr. Held spent eighteen years at Tandem Computers, Inc. Dr. Held is the Chairman of the Board of Directors of Software Development Technologies, Inc. and serves on the Board of Directors of MetaMatrix, Inc. and Business Objects.

Masood Jabbar has served as a Director of the Company since August 2003. In September 2003, Mr. Jabbar retired from Sun Microsystems, Inc. after sixteen years, where he held a variety of senior positions, including Executive Vice President and Advisor to the Chief Executive Officer from July 2002 through September 2003, Executive Vice President of Global Sales Operations from July 2000 to June 2002, President of the Computer Systems Division from February 1998 to June 2002 and, prior to that, Vice President, Chief Financial Officer and Chief of Staff of Sun Microsystems Computer Corporation from May 1994 to January 1998. Prior to joining Sun Microsystems, Inc., Mr. Jabbar worked for ten years at Xerox Corporation and prior to Xerox, two years at IBM Corporation. Mr. Jabbar serves on the Board of Directors of Picsel Technologies Ltd., MSC Software Corporation and JDS Uniphase Corporation. Mr. Jabbar holds a MA in International Management from the American Graduate School of International Management, a MBA from West Texas A&M University and a BA in Economics & Statistics from the University of the Punjab, Pakistan.

David C. Peterschmidt has served as President and Chief Executive Officer and as a Director of the Company since November 2004. Prior to joining the Company, Mr. Peterschmidt served as Chief Executive Officer and Chairman of Securify, Inc., a security software company, from September 2003 to November 2004. Mr. Peterschmidt was Chief Executive Officer and Chairman of Inktomi, Inc. from July 1996 to March 2003. Mr. Peterschmidt also served as Chief Operating Officer of Sybase from 1991 to 1996, and has also held a range of executive positions at other technology software and hardware companies. Mr. Peterschmidt serves on the Board of Directors of Business Objects S.A., UGS Corp. and Cellular Telecommunications and Internet Association (CTIA). Mr. Peterschmidt earned his MA from Chapman College and BA in Political Science from University of Missouri.

Bernard Puckett has served as a Director of the Company since November 2000 and was appointed Chairman of the Board of Directors in October 2002. Mr. Puckett was a Director of Software.com from July 1997 until the merger of Phone.com and Software.com in November 2000. From January 1994 to January 1996, Mr. Puckett was President and Chief Executive Officer of Mobile Telecommunications Technologies. From 1967 to 1994, Mr. Puckett was at IBM Corp., where he held a variety of positions, including Senior Vice President, Corporate Strategy and Development and Vice President and General Manager, Applications Software. As General Manager of the Application Solutions Group, he founded the IBM Consulting Group and ISSC, IBM’s outsourcing services arm. Mr. Puckett also serves on the Board of Directors of IMS Health and Direct Insite Corp. Mr. Puckett received his BS in Mathematics from the University of Mississippi.

Board Committees and Meetings

During the fiscal year ended June 30, 2006, the Board of Directors held nine meetings, comprised of four regular and five special meetings. The Board of Directors also acted by unanimous written consent in lieu of a meeting on two occasions during the fiscal year ended June 30, 2006. During this period, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, that were held during the period for which he was a Director or committee member, respectively. All Directors are invited to attend the 2006 Annual Meeting. One Director, along with members of the senior management team, attended the 2005 Annual Meeting.

The Board currently has four regular committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Corporate Development Committee (formerly named the Merger and Acquisition Committee). The Board and its committees meet throughout the year as calendared in advance and also hold special meetings and act by written consent in lieu of a meeting from time to time when appropriate. The Board also has authorized a Stock Awards Committee (formerly named the Stock Option Committee). In addition, in May of 2006, a Special Committee of the Board was established to review the Company’s present and historical stock option practices. Scheduled Board meetings generally include a time for independent Directors to meet without management present.

Each of the committees, other than the Stock Awards Committee, has authority to engage its own legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The majority of the Board and its committees’ members are deemed independent, as defined under SEC rules and regulations and Nasdaq listing standards. The Board of Directors has determined the independence of the Directors by thoroughly reviewing the information provided by the Directors and the Company concerning each Director’s business and personal activities as they may relate to the Company and the management team. The members of the Board and its committees are identified in the following table:

Directors	Independent	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Corporate Development Committee	Stock Awards Committee	Special Committee*
Kenneth D. Denman	Ö	Ö	Ö		Ö		Ö
Bo C. Hedfors	Ö		Ö	Chair	Ö
Gerald Held	Ö			Ö	Ö		Chair
Masood Jabbar	Ö	Ö			Chair		Ö
David C. Peterschmidt						Ö
Bernard Puckett	Ö	Chair	Chair	Ö

*                    Formed May 2006.

The Audit Committee reviews the Company’s internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of the Company’s independent auditors, the scope of annual audits, fees to be paid to the Company’s independent auditors and the performance of the Company’s independent auditors. The Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. On a routine basis, the Audit Committee meets separately with the Company’s independent auditors and invites select employees who work under the Chief Financial Officer to participate in its meetings. The Audit Committee adopted a revised charter in October 2003 to reflect changes in regulatory requirements, authoritative guidance and evolving practices surrounding the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (“SEC”) rules and Nasdaq listing standards. The Audit Committee reviews its charter on an annual basis and in its discretion recommends changes. The responsibilities and activities of the Audit Committee are described in greater detail in the Audit Committee Charter available on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. Each of the members of the Audit Committee is independent as defined under SEC rules and Nasdaq listing standards, that each audit committee member is financially literate (able to read and understand financial statements at the time of appointment), and that at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including having been a Chief Executive Officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has also determined that each of Messrs. Puckett and Jabbar qualify as an “audit committee financial expert” in accordance with SEC rules, based upon each such member’s experience and understanding with respect to certain accounting and auditing matters. The Audit Committee met thirteen times during the fiscal year ended June 30, 2006.

The Compensation Committee reviews and recommends to the Board of Directors salaries, benefits and stock option grants for certain of the Company’s officers, Directors, employees and consultants. Compensation of the Chief Executive Officer must be reviewed and recommended to the Board of Directors by the Compensation Committee, which is comprised solely of independent Directors. The Compensation Committee also administers the Company’s stock compensation and other employee benefit plans. The responsibilities and activities of the Compensation Committee are described in greater detail in the Compensation Committee Charter, a current copy of which is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. The Compensation Committee reviews its charter on an annual basis and in its discretion recommends changes. Each of the members of the Compensation Committee is independent as defined under SEC rules and regulations, Nasdaq listing standards and Internal Revenue Service regulations. The Compensation Committee held nine formal meetings, and also acted by unanimous written consent in lieu of a meeting on three separate occasions during the fiscal year ended June 30, 2006.

The Nominating and Corporate Governance Committee is responsible for identifying, interviewing, and nominating individuals to be considered for the Board of Directors and oversees the maintenance of the Company’s corporate governance matters. The Nominating and Corporate Governance Committee is governed by a charter, a current copy of which is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. The Nominating and Corporate Governance Committee reviews its charter on an annual basis and in its discretion recommends changes. Each of the members of the Nominating and Corporate Governance Committee is independent as defined under SEC rules and regulations and Nasdaq listing standards. The Nominating and Corporate Governance Committee held four formal meetings during the fiscal year ended June 30, 2006.

The Corporate Development Committee (formerly named the Merger and Acquisition Committee) was established by the Board of Directors in July 2004. The purpose of this Committee is to review,

monitor and advise the Board in connection with corporate development activities, such as corporate strategy, mergers and acquisitions, and strategic investments. The Board of Directors has delegated this Committee with authority to approve any individual merger or acquisition transaction within prescribed limits set by the Board of Directors. The Corporate Development Committee is governed by a charter, a current copy of which is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. The Corporate Development Committee reviews its charter on an annual basis and in its discretion recommends changes. The Corporate Development Committee held five formal meetings during the fiscal year ended June 30, 2006.

The Stock Awards Committee has been delegated authority by the Board of Directors to grant stock options, restricted stock or other full-value awards within certain prescribed limitations, under the Company’s compensatory stock plans to eligible employees other than executive officers of the Company. These grants may also be made by the Compensation Committee, which has concurrent but greater authority. The Stock Awards Committee consists of Mr. Peterschmidt. During the fiscal year ended June 30, 2006, the Stock Awards Committee acted by written consent on twenty-two separate occasions.

A Special Committee of independent Directors was established by the Board of Directors in May 2006. The purpose of the Special Committee is to review and investigate the Company’s present and historical stock option granting practices. The Special Committee met 6 times during the fiscal year ended June 30, 2006.

Matters Related to Corporate Governance

The Company, the Board of Directors and each of its committees, review and monitor legal and governance matters, including the Sarbanes-Oxley Act of 2002, as well as SEC rules and Nasdaq listing standards. The Board of Directors and each of its committees intend to comply with all applicable rules and will implement other corporate governance practices as the Board of Directors and its committees deem appropriate. The Board of Directors and its committees have established certain procedures and will continue to implement guidelines and procedures to comply with the Sarbanes-Oxley Act of 2002 and related rules adopted by the SEC and Nasdaq.

In addition, the Company has established a Disclosure Committee comprised of certain executives and other employees of the Company to assist in ensuring that information required by the SEC is properly and timely disclosed and to assist in the review, supervision, and establishment of controls and other procedures that are designed to ensure compliance with such disclosure obligations.

The Board of Directors has adopted, pursuant to the recommendations of the Nominating and Corporate Governance Committee, Corporate Governance Principles that reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing long-term stockholder value. These principles are intended to assist the Board of Directors in the exercise of its responsibilities. These principles are subject to modification from time to time by the Board of Directors pursuant to recommendations of the Nominating and Corporate Governance Committee. A copy of the Corporate Governance Principles is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section.

The Corporate Governance Principles also detail how stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including without limitation the non-management Directors as a group), any Board committee or the Chair of any such committee by mail. All such correspondence may be sent, on a confidential basis if requested, addressed to the Board of Directors, committee, or individual Director, c/o Corporate Secretary, Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, CA 94063, Attention: Ms. Susan Chin. All such communications will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of Directors, the Corporate Secretary will make sufficient copies and send one copy to each Director who is a member of the group or committee to which the envelope is addressed.

From time to time, candidates for membership on the Board of Directors may be suggested to the Nominating and Corporate Governance Committee. The suggestions may be from Board members, Company management, Company stockholders or other sources (the “Sponsor”) and may be either unsolicited or in response to requests from the Committee for such candidates. The Nominating and Corporate Governance Committee may also, from time to time, if deemed necessary, retain firms that specialize in identifying Director candidates. It is the policy of the Nominating and Corporate Governance Committee that the same criteria for a candidate’s membership on the Board of Directors be applied irrespective of his or her Sponsor, except that in considering candidates recommended by stockholders, the Committee may take into account the number of shares of common stock held by the recommending stockholder and the length of time such shares have been held.

To suggest a candidate to this Committee, a stockholder must submit the recommendation in writing and must include the following information:

•       The name of the stockholder and evidence of the person’s ownership of the Company’s common stock, including the number of shares owned and the length of time of ownership; and

•       The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the candidate’s consent to be named as a Director if selected by the Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to: Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, CA 94063, Attention: Ms. Susan Chin. Upon receipt of a recommendation of a candidate for membership on the Board of Directors from a Sponsor, the Nominating and Corporate Governance Committee will evaluate the candidate by taking into consideration the needs of the Board of Directors and the qualifications of the candidate. Additionally, the Company’s Bylaws and the Exchange Act each contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at an Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee believes that the minimum qualifications for service as a Director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Committee’s evaluation of potential candidates shall be consistent with the Board’s criteria for selecting new Directors. Such criteria include the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

The Board of Directors has adopted the Code of Ethics applicable to the Company’s Chief Executive Officer and Senior Financial Officers, which set forth specific policies to guide them in the performance of their duties. The Company is committed to conducting its business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate financial disclosure in compliance with applicable law. These are guidelines to promote honest and ethical conduct and to abide by all other Openwave policies and procedures that govern the conduct of the Company’s business. The Code of Ethics was revised by the Audit Committee in January 2006. A copy of the Code of Ethics is posted on the Company’s Investor Relations website at www.openwave.com, under the “Corporate Governance” section. The Company intends to post on such website or otherwise disclose as required by law or stock exchange regulation, any material changes to, or waiver from the Code of Ethics.

Additionally, the Board of Directors adopted a Code of Conduct, which sets out basic principles to guide the Company’s employees, officers and Directors in the Company’s commitment to the highest standards of corporate governance and integrity. A copy of the Code of Conduct is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. The Company intends to post on such website or otherwise disclose as required by law or stock exchange regulation, any material changes to, or waiver from the Code of Conduct with respect to any Director or executive officer, if any.

The Audit Committee has established and adopted a whistleblower policy, which sets forth the procedures by which employees and others acting on behalf of the Company may submit good faith complaints regarding accounting or auditing matters. Any employee of the Company may submit a good faith complaint regarding accounting or auditing matters without fear of dismissal or retaliation of any kind. The Company is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. The Company’s Audit Committee oversees treatment of employee concerns in this area. To facilitate the reporting of complaints, the policy sets forth procedures for the confidential, anonymous submission by telephone, Internet or mail of concerns regarding questionable accounting or auditing matters. A copy of the whistleblower policy is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section.

Director Compensation

The Company reimburses its non-employee Directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as Directors of the Company. Employee Directors are not compensated for Board services in addition to their regular employee compensation.

Effective at the beginning of fiscal year 2006, the Board of Directors adopted a cash compensation program for its non-employee Directors consisting of: (1) a $25,000 annual retainer; (2) additional annual retainers for service as the non-executive Board chairperson ($20,000), Audit Committee chairperson ($30,000), Compensation Committee chairperson ($15,000) or other regular Board committee chairperson ($10,000); (3) additional annual retainers for service as a member of the Audit Committee ($15,000), the Compensation Committee ($9,000) or other regular Board committee ($5,000); and (4) meeting fees for attendance at meetings of the Board ($2,000 for each Board meeting), Audit Committee ($2,000 for each Audit Committee meeting attended over eight meetings a year) and other regular Board committees ($1,500 for each other regular Board committee meeting attended over five meetings a year).

Effective at the beginning of fiscal year 2006 non-employee Directors were eligible to receive the following stock awards under the terms of the Company’s Amended and Restated 1999 Directors’ Equity Compensation Plan.

•       New non-employee Directors elected or appointed on or after November 22, 2005 shall receive stock awards, as follows: (1) an initial option grant to purchase 18,000 shares of the Company’s common stock with annual vesting contingent on continued service on the Board of Directors over three years; and (2) an initial grant of 12,000 shares of restricted stock with annual vesting contingent on continued service on the Board of Directors over three years.

•       Continuing non-employee Directors who have served at least eight months in the preceding calendar year shall receive stock awards to be granted on the date of the first Board meeting held each calendar year, as follows: (1) an annual option grant of 9,000 shares of common stock with annual vesting contingent on continued service on the Board of Directors over three years; and (2) an annual restricted stock grant of 6,000 shares of restricted stock with annual vesting over three years contingent on continued service on the Board of Directors. Any non-employee Director who served between five and eight months in the preceding calendar year shall receive two-thirds of such awards, and any non-employee Director who served between two and five months in the preceding calendar year shall receive one-third of such awards. Non-employee Directors who served less than two months in the preceding calendar year shall not be eligible for such annual awards for that calendar year.

All stock options to non-employee Directors will be accelerated upon the non-employee Director’s removal from or failure to re-nominate to the Board of Directors upon or within twenty-four months following a change of control of the Company. All options granted under the Company’s Amended and Restated 1999 Directors’ Stock Option Plan are granted with an exercise price equal to 100% of the fair market value of the Company’s stock on the day of grant.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the named nominees to the Board of Directors.

PROPOSAL 2

APPROVAL OF THE
2006 STOCK INCENTIVE PLAN

General

The Board of Directors of the Company (the “Board”) is seeking the approval of our stockholders for the Openwave Systems Inc. 2006 Stock Incentive Plan (the “2006 Plan”), which was unanimously approved by the Board on November 29, 2006.

The 2006 Plan, which is intended to be the successor both to the Openwave Systems Inc. 1995 Stock Plan, which expired last year, and the Openwave Systems Inc. 1996 Stock Plan, which expired in September 2006, governs the grant of stock-based awards to our employees (including officers) and consultants. Its purpose is to create incentives for eligible employees (including officers) and consultants of the Company and to maximize the long term value of the Company by granting awards to acquire the Company’s Common Stock (or awards that are valued by reference to the Company’s Common Stock), collectively referred to as “stock awards.”

At the 2006 Annual Meeting, stockholders will be asked to approve the 2006 Plan, the principal provisions of which are summarized below. This summary is qualified in its entirety by reference to the actual 2006 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose of Adopting the 2006 Plan

Adoption of the 2006 Plan will provide the Company with the continued ability to provide equity-based compensation to eligible employees (including officers) and consultants of the Company, thereby aligning their common interest with the Company’s stockholders in increasing the Company’s value over the long-term.

If stockholders approve the 2006 Plan, the Company will use the 2006 Plan to compensate eligible employees (including officers) and consultants of the Company. If stockholders do not approve the 2006 Plan, the Company will not have a stockholder-approved plan from which to be able to make incentive stock awards to its employees on an ongoing basis. The only currently effective stock plans are the Openwave Systems Inc. 2001 Stock Compensation Plan, which as of November 27, 2006 had 366,954 total shares available for future awards, and the Openwave Systems Inc. 2006 Interim (Non-Stockholder Approved) Stock Incentive Plan (“Interim Plan”), which as of November 27, 2006 had 1,200,000 total shares available for future awards. Moreover, the Interim Plan was adopted for the purpose of making inducement equity grants during the period before a new stockholder-approved plan becomes effective, and as such, its terms are highly restricted. In particular, the Interim Plan only can be used to make grants to new-hire employees (not existing employees or consultants), and the only awards authorized thereunder are options and restricted stock bonuses/restricted stock units. The Interim Plan automatically will terminate upon stockholder approval of the 2006 Plan, and shares of stock issued under the Interim Plan (if any) will reduce the number of shares in the share reserve of the 2006 Plan by one share for every option, and by 1.5 shares for every restricted stock bonus or restricted stock unit.

Commitment to Institutional Shareholder Services Principles

In order to address potential stockholder concerns regarding the number of options, stock appreciation rights (“SARs”) or other stock awards that we intend to grant in a given year under the 2006 Plan or any other compensation plan of the Company, the Board commits to our stockholders that for the next three fiscal years (commencing on July 1, 2006) it will not grant options, stock appreciation rights or other stock awards covering an aggregate of more than 8% (on average) of the number of shares of our Common Stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a year, each share granted pursuant to an option or SAR will be counted as the grant of one share, and each share granted pursuant to a restricted stock bonus, restricted stock unit, phantom stock unit, performance share bonus, or performance share unit (collectively, “Full-Value Stock Awards”) will be counted as the grant of 1.5 shares.

Summary of the Key Terms of the 2006 Plan

The following is a brief description of the 2006 Plan. The full text of the 2006 Plan is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2006 Plan set forth in Appendix A.

Eligibility.   All employees (including officers) and consultants of the Company or of any parent or any subsidiary of the Company are eligible to receive stock awards under the 2006 Plan (each employee or consultant who receives such a stock award, a “Participant”). As of November 27, 2006, there were approximately 1,448 employees (including officers) and 482 consultants who would be eligible to participate in the 2006 Plan. Participants will receive grants of stock awards at the discretion of the Board as compensation for their services to the Company.

Types of Awards.   The types of stock awards that are available for grant under the Plan are:

•       incentive stock options;

•       nonstatutory stock options;

•       restricted stock bonuses;

•       restricted stock purchase rights;

•       stock appreciation rights;

•       phantom stock units;

•       restricted stock units;

•       performance share bonuses;

•       performance share units; and

•       other stock based awards

Administration of the 2006 Plan.   The Board shall administer the 2006 Plan unless and until the Board delegates administration to a committee (the “Committee”). The Board has the power and authority to, among other things: (i) designate eligible participants in the 2006 Plan, (ii) determine the type(s), number, terms and conditions of stock awards, as well as the timing and manner of grant, (iii) interpret the 2006 Plan, and establish, amend and revoke rules and regulations to administer the 2006 Plan, (iv) amend the 2006 Plan or any stock award granted pursuant thereto and (v) exercise such powers and perform such acts as the Board deems necessary, desirable or expedient to promote the best interests of the Company that are not in conflict with the provisions of the 2006 Plan. If the Board delegates administration to the Committee, the Committee may exercise, in connection with the administration of the 2006 Plan, any of the powers and authority granted to the Board under the 2006 Plan. The Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject to such resolutions as may be adopted from time to time by the Board (and references in the 2006 Plan and this summary to the Board shall thereafter be to the Committee or the subcommittee, as applicable). The Board may abolish the Committee at any time and revest in the Board the administration of the 2006 Plan.

Stock Subject to the 2006 Plan.   The maximum aggregate number of shares of our Common Stock that may be issued pursuant to stock awards under the 2006 Plan may not exceed 7,000,000 shares (the “Share Reserve”). Each share of Common Stock issued pursuant to an option or SAR will reduce the Share Reserve by one share and each share of Common Stock issued pursuant to a Full-Value Stock Award will reduce the Share Reserve by one and one-half shares. To the extent that a distribution pursuant to a stock award is made in cash, the Share Reserve will be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of such stock award. Shares of Common Stock covered by stock awards that expire, are cancelled, terminate, are repurchased by us at cost or reacquired by us prior to vesting will revert to or be added to the Share Reserve and become available for issuance under the 2006 Plan; provided, however, that shares of Common Stock will not revert or be added to the Share Reserve to the extent that they are (a) tendered for payment of an incentive stock option or nonstatutory stock option, (b) withheld by us to satisfy any tax withholding obligation, or (c) purchased by us with proceeds from the exercise of incentive stock options or nonstatutory stock options. In addition, the Share Reserve shall be reduced by the full number of shares of Common Stock covered by any stock appreciation right that is exercised or settled. Furthermore, shares of Common Stock issued under the Interim Plan will reduce the number of shares in the Share Reserve by one share for every option, and by 1.5 shares for every restricted stock bonus or restricted stock unit.

Other Share Limits.   The maximum aggregate number of shares of Common Stock that may be issued pursuant to incentive stock options under the 2006 Plan is 7,000,000 shares. No employee shall be eligible to be granted incentive stock options, nonstatutory stock options, or stock appreciation rights covering more than 2,500,000 shares of Common Stock during any fiscal year.

Fair Market Value.   Generally, fair market value of the Company’s Common Stock will be the closing sales price of the Company’s Common Stock on the NASDAQ National Market on the date of determination. On November 27, 2006, the fair market value per share of the Company’s Common Stock determined on such basis was $8.21

Terms and Conditions of Options.   If vesting of an option is based on a Participant’s continuous service, such option generally will vest over a period that is no shorter than three years, except that options granted to new-hires generally will vest as to 1/3 of the option after one year from the grant date and as to the remaining 2/3 of the option in equal monthly installments over the following two years. The vesting of any option may be accelerated upon the achievement of performance criteria, as determined by the Board or its delegatee.

The exercise price per share of incentive stock options and nonstatutory stock options will be at least 100% of the fair market value per share of our Common Stock on the date the option is granted. The purchase price of Common Stock acquired pursuant to an option will be paid to the Company (i) in cash or by check at the time the option is exercised, or (ii) in the discretion of the Board: (1) pursuant to a “same day sale” program to the extent permitted by law, (2) by the surrender of shares of Common Stock already owned by the optionholder, (3) by reduction of the Company’s liability to the optionholder, (4) by any other form of consideration permitted by law, but in no event by promissory note or other form of deferred payment, or (5) by some combination of the foregoing. Unless there is a provision to the contrary in the individual optionholder’s stock award agreement, payment for Common Stock pursuant to an option may only be made in the form of cash, check or pursuant to a “same day sale” program.

If an optionholder’s continuous service terminates for any reason other than disability, death or for cause, he or she will generally have three months from the date of such termination to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination), unless his or her option agreement provides otherwise. If an optionholder’s continuous service terminates as a result of the optionholder’s disability or death, he or she will generally have twelve months in the case of disability and eighteen months in the case of death to exercise (or for his or her estate to exercise) his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination), unless his or her option agreement provides otherwise. If an optionholder’s continuous service is terminated for cause, his or her option will immediately terminate, unless his or her option agreement provides otherwise. However, in no event may the optionholder exercise an option past the expiration of its term as set forth in the stock award agreement. The term of each option granted under the 2006 Plan will generally be ten years from the date of grant.

Terms and Conditions of Restricted Stock Bonuses and Performance Share Bonuses.   Restricted stock bonuses and performance share bonuses are grants of shares of Common Stock not requiring the payment of any monetary consideration by a Participant (except as may be required by the General Corporation Law of the State of Delaware). The vesting of restricted stock bonuses may be based on a Participant’s continuous service or the achievement of performance criteria. The vesting of performance share bonuses will always be based on the achievement of performance criteria. Restricted stock bonuses that vest based solely on a Participant’s continuous service will not fully vest in less than three years. Performance share bonuses and performance-vested restricted stock bonuses generally will not fully vest in less than one year. In the event a Participant’s continuous service terminates, all unvested shares under these awards shall be reacquired by us at no cost to us.

Terms and Conditions of Restricted Stock Purchase Rights.   Restricted stock purchase rights entitle a Participant to purchase shares of Common Stock that are subject to restrictions determined by the Board. The purchase price is determined by the Board and will be at least 100% of the fair market value per share of Common Stock on the date the stock award is granted. The purchase price of Common Stock acquired pursuant to a restricted stock purchase right will be paid by a Participant either in cash or by check at the time of purchase, or at the discretion of the Board, according to a deferred payment or other similar arrangement to the extent permitted by law. Absent a provision to the contrary in the restricted stock purchase right agreement, so long as a Participant remains in continuous service with the Company, a restricted stock purchase right granted to such Participant shall vest according to a schedule as determined by the Board. Restricted stock purchase rights that vest solely based on continuous service will not fully vest in less than three years, but the vesting may be accelerated upon the achievement of performance criteria, as determined by the Board or its delegatee. In the event that a Participant’s continuous service terminates, the Company shall have the right to reacquire any previously purchased unvested shares of Common Stock.

Terms and Conditions of Stock Appreciation Rights.   The Board may grant stock appreciation rights independently of or in connection with an option grant. The base price per share of a stock appreciation right will be at least 100% of the fair market value per share of underlying Common Stock on the date of grant. Each stock appreciation right entitles a Participant upon redemption to an amount equal to (a) the excess of (1) the fair market value on the redemption date of one share of Common Stock over (2) the base price, times (b) the number of shares of Common Stock covered by the stock appreciation right being redeemed. To the extent a stock appreciation right is granted concurrently with an option grant, the redemption of the stock appreciation right will proportionately reduce the number of shares of Common Stock subject to the concurrently granted option. Stock appreciation rights may be paid in shares of Common Stock, cash or a combination thereof in the Board’s discretion.

Terms and Conditions of Phantom Stock Units.   A phantom stock unit is the right to receive the value of one share of Common Stock, redeemable upon terms and conditions set by the Board. Phantom stock units that vest based on continuous service, will not fully vest in less than three years, but the vesting of such phantom stock units may be subject to acceleration upon the achievement of performance criteria, as determined by the Board or its delegatee. Holders of phantom stock units are not entitled to dividend equivalents. Phantom stock units may be paid in shares of Common Stock, cash or a combination thereof in the Board’s discretion at the time of vesting.

Terms and Conditions of Restricted Stock Units and Performance Share Units.   The Board also may award restricted stock units and performance share units, both of which entitle a Participant to receive the value of one share of Common Stock per unit at the time the unit vests. Holders of restricted stock units and performance share units are not entitled to dividend equivalents. The Board has discretion to provide that a Participant pay for restricted stock units or performance share units with cash or other consideration permissible by law. The vesting of restricted stock units may be based on a Participant’s continuous service or the achievement of performance criteria. The vesting of performance share units will be based on the achievement of performance criteria. Restricted stock units that vest based solely on a Participant’s continuous service will not fully vest in less than three years. Performance share units generally will not fully vest in less than one year. However, the vesting of both types of awards may be accelerated upon the achievement of performance criteria, as determined by the Board or its delegatee. In the event a Participant’s continuous service terminates, the unvested portion of any restricted stock unit or performance share unit will expire immediately. To the extent permitted by the Board in a restricted stock unit or performance share unit agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of such restricted stock units or performance share units if such election complies with the procedures established by the Board and applicable law.

Acceleration of Stock Awards.   The Board shall have the power to accelerate exercisability and/or vesting of any stock award granted pursuant to the 2006 Plan upon a Change in Control (as defined below) or upon the death, disability or termination of continuous service of a Participant, notwithstanding any provision in any stock award agreement to the contrary.

Adjustment.   The maximum number of shares of Common Stock subject to the 2006 Plan, the maximum number of shares of Common Stock that can be granted to an employee during any fiscal year pursuant to incentive stock options, nonstatutory stock options, or stock appreciation rights, and the number of securities or other property and exercise or base price of securities or other property subject to outstanding stock awards, will be appropriately and proportionally adjusted by the Board on account of mergers, consolidations, reorganizations, recapitalizations, reincorporations, stock splits, spinoffs, stock dividends, extraordinary dividends and distributions, liquidating dividends, combinations or exchanges of shares, changes in corporate structure or other transactions in which the Company does not receive any consideration (except that conversion of convertible securities of the Company shall not be treated as a transaction in which the Company does not receive any consideration). Subject to any required action by the stockholders, the Board shall make such adjustments and the Board’s determinations with respect to any adjustment will be final, binding and conclusive.

Effect of Change in Control.   In the event of a Change in Control (as defined below), other than a dissolution or liquidation of the Company, the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity (a) assume or continue all or any part of the stock awards outstanding under the 2006 Plan or (b) substitute substantially equivalent stock awards for those outstanding under the 2006 Plan. If the outstanding awards will not be so continued, assumed, or substituted, then with respect to stock awards held by Participants whose continuous service has not terminated, the Board in its discretion may (1) provide for payment of a cash amount in exchange for the cancellation of the stock awards, (2) continue the stock awards, or (3) terminate the stock awards upon the consummation of the Change in Control, but only if Participants have been permitted to exercise or redeem any portion of (including at the discretion of the Board, any unvested portion of) any option, stock appreciation right, phantom stock unit, restricted stock unit or performance share unit at or prior to the Change in Control. In the event of a Change in Control involving dissolution or liquidation of the Company, all outstanding stock awards will terminate immediately prior to such dissolution or liquidation.

Definition of “Change in Control” means the occurrence of any of the following: (a) any person or group is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise, (b) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, (c) a merger or consolidation or similar transaction involving the Company, (d) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are “incumbent directors” (as defined in the 2006 Plan), or (e) a dissolution or liquidation of the Company.

Amendment and Termination of the 2006 Plan.   The Board may amend, suspend or terminate the 2006 Plan in any respect and at any time, subject to stockholder approval, if such approval is required by applicable law or stock exchange rules. Further, any amendment or termination of the 2006 Plan will not materially impair the rights of any Participant with respect to any awards already granted to such Participant without such Participant’s consent.

Effective Date; Term of the 2006 Plan.   The 2006 Plan will become effective immediately upon its approval by the Company’s stockholders. Unless earlier terminated by the Board, the 2006 Plan will terminate on the day before the tenth (10th) anniversary of the date that the 2006 Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.

Tax Consequences of the 2006 Plan

The following discussion of the federal income tax consequences of the 2006 Plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2006 Plan or of stock awards granted thereunder. Because the federal income tax rules governing stock awards and related payments are complex and subject to frequent change, Participants are advised to consult their individual tax advisors.

Options:   When a nonstatutory stock option is granted, an optionholder is not taxed on the grant of such option. On exercise, however, the optionholder recognizes ordinary income equal to the difference between the option’s exercise price and the fair market value of the underlying Common Stock on the date of exercise. Any gain (or loss) on subsequent disposition of the shares of Common Stock acquired through exercise of an option is long-term capital gain (or loss) if the shares are held for at least one year following exercise. When an incentive stock option is granted, an optionholder is not taxed on the grant of such option. Upon exercise, the optionholder does not recognize ordinary income and the Company is not entitled to an income tax deduction. The optionholder, however, must treat the excess of fair market value of the underlying Common Stock on the date of exercise over the option’s exercise price as an item of adjustment for purposes of the alternative minimum tax. If the optionholder disposes of the underlying Common Stock after the optionholder has held the Common Stock for at least two years from the date of grant and one year after the incentive stock option was exercised, the amount the optionholder receives upon the disposition over the exercise price is treated as long-term capital gain for the optionholder. If the optionholder makes a “disqualifying disposition” of the underlying Common Stock by disposing of the Common Stock before it has been held for at least two years after the date of grant and one year after the date the incentive stock option was exercised, the optionholder recognizes ordinary income equal to the excess of the fair market value of the underlying Common Stock on the date of exercise over the option’s exercise price. The Company generally is entitled to an income tax deduction equal to the ordinary income recognized by the optionholder for the Company’s taxable year that ends with or within the taxable year in which the optionholder recognized such ordinary income.

Stock Appreciation Rights and Phantom Stock Units:   The grant of a stock appreciation right or phantom stock unit generally is not a taxable event for a Participant or the Company. Upon redemption of the stock appreciation right or vesting of the phantom stock unit, the Participant generally will recognize ordinary income equal to the amount of cash and/or the fair market value (as of the date of receipt) of shares received. The Company will be entitled to a tax deduction in the same year and for the same amount of ordinary income recognized. If the stock appreciation right is settled in shares, the Participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the Participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the recipient held the shares for more than one year.

Restricted Stock Bonuses, Performance Share Bonuses, Restricted Stock Purchase Rights, Restricted Stock Units and Performance Share Units:   Recipients of restricted stock bonuses, performance shares bonuses, restricted stock purchase rights, restricted stock units and performance share units do not recognize income at the time of the grant of such awards (unless, in the case of the grant of restricted stock bonuses and performance share bonuses or the purchase of shares under a restricted stock purchase right, the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant or exercise, as applicable). However, upon payment to Participants of shares of Common Stock with respect to stock units or upon the lapse of restrictions with respect to restricted stock, Participants generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.

Limits on Deductions.   Under Section 162(m) of the Internal Revenue Code, our ability to deduct compensation paid to our chief executive officer and the four other most highly paid executive officers in a particular year is limited to $1 million per person, except that compensation that is “performance-based,” as defined under Section 162(m), will be excluded for purposes of calculating the amount of compensation subject to this $1 million limitation. Our ability to deduct compensation paid to any other executive officer or employee is not affected by this provision.

New 2006 Plan Benefits

Because benefits under the 2006 Plan will depend on the fair market value of our Common Stock at various future dates, and because the level of stock awards (including options) will be determined in the discretion of the Board, it is not possible to determine the benefits or awards that will be received by

Participants under the 2006 Plan if our stockholders approve the 2006 Plan. Therefore, we have not included a table reflecting such benefits and awards.

Equity Compensation Plan Information

	As of June 30, 2006
	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans
	(shares in thousands)
Equity compensation plans approved by stockholders(1)	9,991	$15.07	1,648
Equity compensation plans not approved by stockholders(2)	555	$9.97	354
Total(3)	10,546	$14.80	2,002

(1)          The number of shares remaining available for issuance does not include 14,393 uncommitted (i.e., not subject to outstanding stock options) shares from the Company’s 1996 Stock Plan, which terminated on September 25, 2006.

(2)          The number of shares remaining available for issuance does not include uncommitted (i.e., not subject to outstanding stock options) shares from compensation plans from which Openwave no longer is issuing awards. However, this table does include, under the column showing the number of shares to be issued upon exercise of outstanding options, committed (i.e., subject to outstanding stock options) shares from such plans. As of November 27, 2006, there were 10,666 committed shares subject to outstanding options with a weighted average exercise price of $41.47 under such plans. All such outstanding options were assumed in connection with Openwave’s acquisition of certain business entities.

(3)          Subsequent to June 30, 2006, the 1996 Stock Plan terminated. On November 1, 2006 the Company’s Board of Directors approved the Interim Plan with a reserve of 1,200,000 shares. The number of shares available for issuance under the Interim Plan as of November 27, 2006 is 1,200,000. For further information regarding the Interim Plan, please refer under ”Proposal 2: Adoption of the 2006 Stock Incentive Plan” to the sections labeled “Purpose of Adopting the 2006 Plan” and “Summary of the Key Terms of the 2006 Plan—Stock Subject to the 2006 Plan.”

Openwave System’s 2001 Stock Compensation Plan

This plan provides for the grant of non-qualified stock options, restricted stock bonus awards, and rights to acquire restricted stock to employees, directors (including non-employee directors) and consultants. A maximum of 4,068,128 shares of our common stock may be issued under this plan, of which 533,333 shares are reserved for issuance to non-officer employees. Shares returning to the plan upon cancellation of outstanding options or the unvested portion of restricted stock bonus awards may be made subject to future awards.

This plan is administered by our Board of Directors, which is entitled to delegate this administration at any time to a Board of Directors committee or sub-committee designated to administer it. The Board of Directors or committee that administers this plan has the full power to select the individuals to whom awards will be granted and to make any combination of awards to any participants. The Board of Directors or committee that administers the plan may set the exercise price for options at, above or below the fair market value of our common stock on the date of grant. Options granted under this plan generally have a term of no more than ten years from the date of grant.

The Board of Directors or committee that administers this plan may also determine the terms of the awards granted, including the exercise or purchase price for an option or stock purchase right, the number of shares subject to each award, the term of the award, and the vesting and/or exercisability provisions applicable to the award.

If we merge with, or are acquired by, another company, awards outstanding under this plan may be assumed or equivalent awards substituted by our acquirer. However, if our acquirer does not agree to assume or substitute for outstanding awards, the awards shall terminate upon the closing of the merger or acquisition.

This plan will continue in effect until terminated by the Board of Directors. The Board of Directors may amend, alter or discontinue the plan, but no amendment, alteration or discontinuation of this plan shall be made without the written consent of a participant, if such participant’s rights would be diminished under any previously granted award.

Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR the approval of the Openwave 2006 Stock Incentive Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending June 30, 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the 2006 Annual Meeting. KPMG LLP has audited the Company’s financial statements since December 1994. Representatives of KPMG LLP are expected to be present at the 2006 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with Audit Committee policy, all services provided by KPMG LLP in fiscal year 2006 were pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The pre-approval is for a particular defined task or scope of work and is subject to a specific budget. In connection with the pre-approval policy, the Audit Committee considers whether the categories of pre-approved services are consistent with the applicable SEC rules on auditor independence. For the fiscal year ended June 30, 2006, the Company’s Audit Committee did not waive the pre-approval requirement of any non-audit services to be provided to the Company by KPMG LLP.

Audit and Audit Related Fees

Aggregate fees billed by KPMG LLP for fiscal years 2006 and 2005 for professional services rendered to the Company are presented below in the format prescribed by the Sarbanes-Oxley Act of 2002 (in thousands):

	FY 2006	FY 2005
Audit Fees*:
Audit services, statutory audits, quarterly reviews and 1933 Act filings	$5,931	$4,037
Audit-Related Fees:
Accounting Consultation	5	4
Non-Audit Acquisition Related Services	—	114
Subtotal—Audit-related fees	5	118
Tax Fees:
Income tax compliance and consulting	16	108
All Other Fees: (including financial information systems design and implementation)	—	—
Total fees	$5,952	$4,263

*                    “Audit Fees” for fiscal year 2006 includes fees for audit services performed in fiscal year 2007 relating to the restatement of our financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

The Audit Committee has determined the rendering of the non-audit services referenced above by KPMG LLP is compatible with maintaining the auditor’s independence under applicable rules and regulations promulgated by the SEC and Nasdaq.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as the independent auditors of the Company for its fiscal year ending June 30, 2007.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of November 27, 2006 by: (a) each Director and nominee for Director named in Proposal 1; (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all such executive officers and Directors of the Company as a group; and (d) all those known by the Company to be beneficial owners of more than five percent of its outstanding common stock.

Except as indicated in the footnotes to this table and under applicable community property laws, to the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of November 27, 2006, approximately 94,612,874 shares were issued and outstanding, and, for any individual who beneficially owns shares represented by options exercisable within 60 days of November 27, 2006, these shares are treated as if outstanding for that person, but not for any other person.

The following table indicates those owners and their total number of beneficially owned shares, including shares subject to options exercisable within 60 days of November 27, 2006; however, unless otherwise indicated, these shares do not include any options or restricted stock awarded after November 27, 2006:

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
David C. Peterschmidt(2)	725,524	*
Harold L. Covert(3)	203,916	*
Kenneth D. Denman(4)	59,750	*
Bo C. Hedfors(5)	77,000	*
Gerald Held(6)	29,833	*
Masood Jabbar(7)	61,083	*
Steve Peters(8)	355,084	*
Bernard Puckett(9)	128,201	*
Allen E. Snyder(10)	551,984	*
David Whalen(11)	206,567	*
Simon Wilkinson(12)	0	*
All Directors and executive officers as a group (11 persons)	2,398,942	2.5%
Entities affiliated with FMR Corp.(13)	13,297,166	14.1%
Entities affiliated with Harbert Management Corporation(14)	9,677,140	10.2%

                 * Less than 1% of the outstanding shares of common stock.

       (1) This table is based upon information supplied by each officer, Director or beneficial owner of more than five percent, as the case may be, and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on approximately 94,612,874 outstanding shares on November 27, 2006, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address for each person or entity named below is c/o Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, California 94063.

       (2) Includes 445,207 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

       (3) Includes 100,000 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

       (4) Includes 51,750 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

       (5) Includes 71,000 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

       (6) Includes 23,833 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

       (7) Includes 55,083 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

       (8) Includes 249,759 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

       (9) Includes 114,149 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

(10) Includes 130,902 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

(11) Includes 131,942 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

(12) Includes 0 shares issuable upon exercise of outstanding options exercisable within 60 days of November 27, 2006.

(13) Based solely on information furnished in a Schedule 13G/A filed with the SEC on February 14, 2006 by FMR Corp. (“FMR”) in which FMR reports beneficial ownership of 13,297,166 shares of our Common Stock, consisting of 0 shares as to which it has shared dispositive power, 13,297,166 shares as to which it has sole dispositive power and 989,086 shares as to which it has sole voting power. FMR Corp. is located at 82 Devonshire Street, Boston, MA 02109.

(14) Based solely on information furnished in a Schedule 13G filed on November 3, 2006 jointly by Harbert Management Corporation, Philip Falcone, Raymond J. Harbert , Michael D. Luce, Harbinger Capital Partners Master Fund I, Ltd. (the “Harbinger Master Fund”), Harbinger Capital Partners Offshore Manager, L.L.C. and HMC Investors, L.L.C., in which Harbert Management Corporation, Philip Falcone, Raymond J. Harbert and Michael D. Luce each reports beneficial ownership of 9,677,140 shares of our Common Stock (consisting of 9,677,140 shares as to which each has shared dispositive and voting powers, and 0 shares as to which each has sole dispositive and voting powers), and the Harbinger Master Fund, Harbinger Capital Partners Offshore Manager, L.L.C. and HMC Investors, L.L.C. each reports beneficial ownership of 7,469,600 shares of our Common Stock (consisting of 7,469,600 shares as to which each has shared dispositive and voting powers and 0 shares as to which each has sole dispositive and voting powers), and a Form 3 filed on November 13, 2006 jointly by Harbert Management Corporation, Philip Falcone, Raymond J. Harbert and Michael D. Luce, in which it was reported that the Harbinger Master Fund owns 7,469,600 shares of our Common Stock, and Harbinger Capital Partners Special Situations Fund, L.P. owns 2,207,540 shares of our Common Stock. Harbert Management Corporation, Harbinger Capital Partners Offshore Manager, L.L.C., HMC Investors, L.L.C.,  Raymond J. Harbert and Michael D. Luce are located at One Riverchase Parkway South, Birmingham, AL 35244. Philip Falcone is located at 555 Madison Avenue, 16th Floor, New York, NY 10022. The Harbinger Master Fund. is located at c/o International Fund Services (Ireland) Limited, 3rd Floor, Bishop’s Square, Redmond’s Hill, Dublin 2, Ireland.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file, with the SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended June 30, 2006, all officers, Directors and greater than ten percent beneficial owners complied with applicable Section 16(a) filing requirements except that Dave Whalen failed to file a Form 3 reporting his beneficial ownership of securities when he became a reporting officer of the Company on October 3, 2005 and a

Form 4 relating to the award of stock options on October 6, 2005 within the required periods, in both cases for which corrective filings were made on October 21, 2005.

Legal

Shareholder derivative lawsuits.

On May 16, 2006, a report published by the Center for Financial Research and Analysis (“CFRA”) identified Openwave as a company at risk for having engaged in backdating of stock options granted to our officers and directors. On May 22, 2006, we announced that we had received a letter of informal inquiry from the Securities Exchange Commission requesting documents related to our stock option grants and options granting practices. Following that announcement, seven substantially similar shareholder derivative actions, which are listed below, were filed in California state and federal courts, purportedly on behalf of the Company, against various of the Company’s current and former directors and officers. The plaintiffs allege that the individual defendants mismanaged corporate assets and breached their fiduciary duties between 1999 and 2005 by authorizing or failing to halt the backdating of certain stock options. The plaintiffs also allege that certain defendants were unjustly enriched by the receipt and retention of backdated stock options and that certain of the defendants sold Openwave stock for a profit while in possession of material, non-public information. Certain of the plaintiffs also allege that the Company issued false and misleading financial disclosures and proxy statements from 1999 through 2005 and that the individual defendants engaged in a fraudulent scheme to divert money to themselves via improper option grants. The complaints seek various forms of equitable relief (including, among other things, disgorgement of profits, rescission of options contracts, accounting and certain corporate governance reforms) as well as unspecified money damages. The Company is named as a nominal defendant in all of the actions. However, because the plaintiffs purport to bring these claims on the Company’s behalf, no relief is sought against the Company. The Company is required under contracts with the individual defendants to indemnify them under certain circumstances for attorneys’ fees and expenses.

The state court actions, which are pending in the Superior Court for the County of San Mateo are as follows:

Case	Case No.	Date Instituted
Hertz v. Black et al.	No. CIV 455265	May 26, 2006
Smith v. Black et al.	No. 455266	May 25, 2006
Busse v. Puckett et al.	No. CIV 456226	July 13, 2006

On September 5, 2006, the state court consolidated the three actions pending before it and appointed a lead plaintiff and lead counsel. On August 21, 2006, the defendants filed a motion to stay the state court actions pending resolution of the federal actions. The hearing for the motion to stay was held on December 4, 2006. On September 29, 2006, the lead plaintiff filed a consolidated amended shareholder derivative complaint. The consolidated state court action is in its very early stages.

The federal court actions, which are pending in the United States District Court for the Northern District of California, are as follows:

Case	Case No.	Date Instituted
Hacker v. Peterschmidt et al.	Civ. No. 3:06-cv-03468-SI	May 30, 2006
Bowie v. Black et al.	Civ. No. 3:2006-cv-04479-WHA	July 21, 2006
Sherupski v. Puckett et al.	Civ. No. 3:06-cv-04524-WHA;	July 25, 2006
Koning v. Puckett et al.	Civ. No. 3:06-cv-04509-MJJ.	July 24, 2006

On October 11, 2006, the district court entered an order consolidating the four actions pending before it and appointed lead plaintiffs and lead counsel. The consolidated federal court action is in its very early stages.

MANAGEMENT

EXECUTIVE OFFICERS

The Company’s executive officers and their ages as of November 27, 2006, are as follows:

Name	Age	Position
David C. Peterschmidt	59	President, Chief Executive Officer and Director
Harold L. Covert	59	Executive Vice President and Chief Financial Officer
David Whalen	46	Senior Vice President, Worldwide Sales

The address of each executive officer is: c/o Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, CA 94063.

David C. Peterschmidt has served as President and Chief Executive Officer and as a Director of the Company since November 2004. Prior to joining the Company, Mr. Peterschmidt served as Chief Executive Officer and Chairman of Securify, Inc., a security software company, from September 2003 to November 2004. Mr. Peterschmidt was Chief Executive Officer and Chairman of Inktomi, Inc. from July 1996 to March 2003. Mr. Peterschmidt also served as Chief Operating Officer of Sybase from 1991 to 1996, and has also held a range of executive positions at other technology software and hardware companies. Mr. Peterschmidt serves on the Board of Directors of Business Objects S.A., UGS Corp. and Cellular Telecommunications and Internet Association (CTIA). Mr. Peterschmidt earned his MA from Chapman College and BA in Political Science from University of Missouri.

Harold (Hal) L. Covert has served as Chief Financial Officer of the Company since October 1, 2005. Mr. Covert previously served as an independent Director, Chairman of the Audit Committee and member of the Nominating & Corporate Governance Committee of the Company from April 2003 to September 2005. Prior to his appointment as Chief Financial Officer of the Company, Mr. Covert served as Chief Financial Officer of Fortinet, Inc., a security software company, from December 2003 to September 2005 and as Chief Financial Officer of Extreme Networks, Inc., a network infrastructure equipment provider, from July 2001 to October 2003, where he remained in a consulting capacity until March 2004. At Extreme Networks, Mr. Covert was responsible for management of its financial operations and information technology systems. Mr. Covert held the positions of President and Chief Financial Officer at Silicon Graphics, Inc. from May 2001 to July 2001 and prior to that, he served as Chief Financial Officer from July 2000. Prior to joining Silicon Graphics, Inc., Mr. Covert served as Executive Vice President and Chief Financial Officer at Adobe Systems, Inc. from 1998 to 2000. Mr. Covert holds a MBA from Cleveland State University, a BS in Business Administration from Lake Erie College and is a Certified Public Accountant.

David Whalen has served as Senior Vice President of Worldwide Sales since October 2005. Previously, Mr. Whalen had been Vice President and General Manager of the Company’s business operations in the Americas since September 2003. Before joining the Company, he served as Corporate Vice President of Global Sales and Marketing at Kyocera Wireless Corp. from September 2002 to August 2003. From June 2001 to August 2002, Mr. Whalen served as Senior Vice President of Worldwide Sales and Marketing for Signalsoft Corporation, a subsidiary of the Company. Prior to this, he served as Senior Vice President of Global Sales and Services at Wireless Knowledge Inc. from November 1998 to June 2001. Mr. Whalen earned his BA in Sociology at Ithaca College, and, while serving in the U.S. Army, he completed MBA coursework at Boston University’s campus in Munich, Germany. Mr. Whalen is a member of the Board of Directors of the Center for Telecom Management (CTM) at the University of Southern California’s Marshall School of Business.

Compensation of Executive Officers

Summary Compensation Table

The following table provides information for the fiscal years ended June 30, 2006, 2005 and 2004 concerning compensation of the Company’s Chief Executive Officer and four most highly compensated executive officers for the last fiscal year. These officers, including the Chief Executive Officer, are referred to as the named executive officers.

		Annual Compensation					Long-Term Compensation
							Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)		Securities Underlying Options (#)	All Other Compensation(1) ($)
David C. Peterschmidt(2)	2006	500,000	496,208		—		1,594,900	(3)	750,000	26,679	(4)
President and Chief	2005	331,730	291,750		—		2,997,500	(5)	500,000	180
Executive Officer	2004	—	—		—		—		—	—
Harold L. Covert(6)	2006	282,468	360,236		—		2,290,880	(7)	300,000	9,016	(8)
Executive Vice	2005	—	—		—		—		—	—
President and Chief	2004	—	—		—		—		—	—
Financial Officer
Steve Peters(9)	2006	300,000	148,635		—		—		60,000	23,886	(10)
Former Executive Vice	2005	293,750	151,530		—		1,504,000	(11)	200,000	810
President and Chief	2004	272,250	—		—		236,323	(12)	84,830	675
Administrative Officer
Allen E. Snyder(13)	2006	350,000	297,284	(14)	—		1,687,920	(15)	100,000	29,286	(16)
Former Executive Vice	2005	340,000	494,825	(17)	—		1,629,600	(18)	200,000	1,242
President and	2004	310,000	553,732		—		472,648	(19)	164,164	1,026
Chief Operating
Officer
David Whalen(20)	2006	278,751	258,075		51,125	(21)	1,247,925	(22)	150,000	22,022	(23)
Senior Vice President,	2005	207,502	672,134				147,000	(24)	20,000	552
Worldwide Sales	2004	165,898	252,409		—		—		66,666	350
Simon Wilkinson(25)(26)	2006	294,140	192,016				—		—	—
Former Senior	2005	244,496	315,504	(27)	—		963,000	(28)	175,000	—
Vice President,	2004	—	—		—		—		—	—
Content and Hosted
Services Business Unit

          (1) For fiscal years 2004 and 2005, consists solely of life insurance premiums paid by the Company. For fiscal year 2006, consists partly of life insurance premiums paid by the Company and partly of paid time off payments.

          (2) Mr. Peterschmidt commenced employment as the Company’s President and Chief Executive Officer in November 2004.

          (3) Consists of one grant of 100,000 shares of the Company’s common stock at a fair market value of $15.95 per share on the date of grant. 100% of these shares of restricted stock vest on the third anniversary of the date of grant; provided, however, that the vesting of all the shares shall accelerate if the Company achieves the Calendar Year 2006 financial targets set forth by the Board of Directors. As the holder of restricted common stock, Mr. Peterschmidt will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.

          (4) Consists partly of paid time off payments made to Mr. Peterschmidt in the amount of $24,357 and partly of life insurance premiums paid by the Company in the amount of $2,322.

          (5) Consists of one grant of 250,000 shares of the Company’s common stock at a fair market value of $11.99 per share on the date of grant. These shares of restricted stock vest at the rate of 25% per year over a four-year period commencing on November 2, 2004.

          (6) Mr. Covert commenced employment as the Company’s Chief Financial Officer effective October 1, 2005. From April 2003 to September 2005, Mr. Covert served as a director on Company’s Board of Directors.

          (7) Consists of two grants; the first for 100,000 shares of the Company’s common stock at a fair market value of $18.60 per share on the date of grant and the second for 20,000 shares of the Company’s common stock at a fair market value of $21.55 per share on the date of grant. The first grant of restricted stock vests at the rate of 25% per year over a four-year period commencing on August 15, 2005 and 100% of the shares underlying the second grant of restricted stock vest on August 15, 2006. As the holder of restricted common stock, Mr. Covert will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.

          (8) Consists partly of paid time off payments made to Mr. Covert in the amount of $7,178 and partly of life insurance premiums paid by the Company in the amount of $1,838.

          (9) Mr. Peters resigned from the role of Executive Vice President and Chief Administrative Officer effective September 30, 2006, and continues to serve as a part-time advisor until December 23, 2006.

    (10) Consists partly of paid time off payments made to Mr. Peters in the amount of $23,076 and partly of life insurance premiums paid by the Company in the amount of $810.

    (11) Consists of one grant of 160,000 shares of the Company’s common stock at a fair market value of $9.40 per share on the date of grant. These shares of restricted stock vest at the rate of 25% per year over a four-year period commencing on August 30, 2004.

    (12) Consists of two grants of 8,333 shares each of the Company’s common stock at the fair market value of $12.66 and $15.70, respectively, per share. These shares of restricted stock vest at the rate of 1/36th monthly, commencing one month from the vesting commencement date of October 27, 2003 and January 27, 2004, respectively.

    (13) Mr. Snyder resigned from the Company as of November 30, 2006.

    (14) Consists of $291,034 in bonuses under the Corporate Incentive Plan and a one time bonus of $6,250 pursuant to Mr. Snyder’s employment agreement.

    (15) Consists of one grant of 80,000 shares of the Company’s common stock at a fair market value of $21.10 per share on the date of grant. These shares of restricted stock vest over three years in three equal annual installments; however, the vesting will accelerate with respect to 100% of the award upon the completion date of mutually agreed performance criteria met on or before December 31, 2006. On November 1, 2006, the Compensation Committee of the Company amended the performance criteria relating to the 80,000 shares and deemed that Mr. Snyder met such criteria. Accordingly, all 80,000 shares vested on November 1, 2006. As the holder of restricted common stock, Mr. Snyder will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.

    (16) Consists partly of paid time off payments made to Mr. Snyder in the amount of $28,044 and partly of life insurance premiums paid by the Company in the amount of $1,242.

    (17) Consists of $290,599 in commissions and $204,226 in bonuses under the Corporate Incentive Plan.

    (18) Consists of two grants; the first for 160,000 shares of the Company’s common stock at a fair market value of $9.40 per share on the date of grant and the second for 10,000 shares of the Company’s common stock at a fair market value of $12.56 per share on the date of grant. The first grant of restricted stock vests at the rate of 25% per year over a four-year period commencing on August 30, 2004 and the second grant of restricted stock vests at the rate of 25% per year over a four-year period commencing on February 15, 2005.

    (19) Consists of two grants of 16,666 shares each of the Company’s common stock at the fair market value of $12.66 and $15.70, respectively, per share. These shares of restricted stock vest at the rate of 1/36th monthly, commencing one month from the vesting commencement date of October 27, 2003 and January 27, 2004, respectively.

    (20) Mr. Whalen was promoted to Senior Vice President of Worldwide Sales in October 2005. Previously, Mr. Whalen served as Vice President and General Manager of the Company’s business operations in the Americas since September 2003.

    (21) Amounts are attributable to relocation expenses. Mr. Whalen’s relocation occurred during the month of May 2005. A portion of the payments related to relocation expenses were made to or on behalf of Mr. Whalen in fiscal year 2005, except for certain payments (included as part of the total disclosed amount) in the approximate amount of $20,000 made in fiscal year 2006.

    (22) Consists of one grant of 75,000 shares of the Company’s common stock at a fair market value of $16.64 per share on the date of grant. These shares of restricted stock vest at the rate of 25% per year over a four-year period commencing on August 15, 2005. As the holder of restricted common stock, Mr. Whalen will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.

    (23) Consists partly of paid time off payments made to Mr. Whalen in the amount of $21,249 and partly of life insurance premiums paid by the Company in the amount of $773.

    (24) Consists of a grant of 10,000 shares of common stock at a fair market value of $14.70 per share on the date of grant. These shares of restricted stock vest at the rate of 33.33% per year over a three-year period commencing on December 20, 2004.

    (25) Mr. Wilkinson became an employee of the Company upon the closing of the Company’s acquisition of Magic4 Limited in July 2004, and served as Senior Vice President, Global Sales Organization until October 2005, when he transitioned to a new role for the Company in which he managed integration planning for the Company’s acquisition of Musiwave S.A. Mr. Wilkinson resigned from the Company as of June 30, 2006.

    (26) Mr. Wilkinson is paid in pounds sterling. Salary and bonus have been converted into U.S. dollars using an exchange rate of one GBP to 1.77858 U.S. dollars, the average of the daily conversion rate for fiscal year 2006.

    (27) Consists of $148,190 in commissions and $167,314 in bonuses under the Company’s Corporate Incentive Plan.

    (28) Consists of one grant of 75,000 shares of the Company’s common stock at a fair market value of $12.84 per share on the date of grant. These shares of restricted stock vest at the rate of 25% per year over a four-year period commencing on January 21, 2005.

Option Grants In Last Fiscal Year

The following table provides information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended June 30, 2006 to the named executive officers. All of the stock option grants to the named executive officers were made pursuant to the Company’s 1995 or 1996 Stock Option Plans.

The potential realizable values are net of exercise price and are based on an assumption that the price of the Company’s common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term, which is generally ten years from the date of grant. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws, option provisions that require vesting prior to exercise or option provisions that require termination of the option generally three months following termination of employment. These amounts or the assumed annual rates of return are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth of the shares of the Company’s common stock. Actual gains, if any, on stock option exercises depend upon the actual future performance of the common shares and the continued employment of the optionholders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be realized.

	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name	Granted (#)		Fiscal Year (%)(1)	($/Share)	Date	5%	10%
David C. Peterschmidt	750,000	(2)	17.12	15.95	10/13/15	7,523,152	19,065,144
Harold L. Covert	300,000	(3)	6.85	18.60	09/12/15	3,509,232	8,893,083
Steve Peters	60,000	(4)	1.37	16.64	10/06/15	627,888	1,591,192
Allen E. Snyder	100,000	(4)	2.28	16.64	10/06/15	1,046,481	2,651,987
David Whalen	150,000	(4)	3.43	16.64	10/06/15	1,569,721	3,977,981
Simon Wilkinson	—		—	—	—	—	—

(1)          Shares underlying total options granted to employees totaled approximately 4.4 million shares for the fiscal year ended June 30, 2006.

(2)          These option shares vest and become exercisable at the rate of 1/48th monthly commencing one month from the vesting commencement date of October 13, 2005.

(3)          These option shares vest and become exercisable as to 25% on the first anniversary and the remainder at the rate of 1/36th monthly over the following three years.

(4)          These option shares vest and become exercisable at the rate of 1/36th monthly commencing one month from the vesting commencement date of October 6, 2005.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table describes, for the named executive officers, the number of shares acquired upon exercise of stock options during the fiscal year ending June 30, 2006, and the value realized upon such exercises, and the number and value of exercisable and unexercisable options held by each of them as of June 30, 2006.

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options Held At Fiscal Year-End (#)		Value of Unexercised In-The- Money Options at Fiscal Year- End ($)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David C. Peterschmidt	60,000	232,734	262,916	927,084	0	0
Harold L. Covert	0	0	0	300,000	0	0
Steve Peters	123,506	1,727,254	195,385	149,445	261,555	166,445
Allen E. Snyder	464,229	6,576,326	63,543	193,057	62,779	178,445
David Whalen	0	0	89,166	147,500	0	0
Simon Wilkinson	61,562	424,178	7,625	105,813	3,671	23,864

The “Value of Unexercised In-the-Money Options at Fiscal Year-End” is based on a value of $11.54 per share, the fair market value of the Company’s common stock as of June 30, 2006, as determined based upon the closing price of the Company’s common stock on Nasdaq, less the per share exercise price, multiplied by the number of shares underlying the option. All options listed above were granted under the Company’s 1995 or 1996 Stock Plan, which plans were approved by the Company’s stockholders.

Employment Agreements and Termination of Employment and Change of Control Agreements with Named Executive Officers

The Company has entered into employment agreements with each of its named executive officers. The employment of each named executive officer may be terminated at any time at the discretion of the Company’s Board of Directors, subject, however, to certain severance obligations described below.

Mr. Peterschmidt and the Company entered into an employment agreement on November 1, 2004. Under this agreement, which became effective on or about November 5, 2004, Mr. Peterschmidt will serve as the Company’s President and Chief Executive Officer and is entitled to receive (1) an annual base salary of $500,000, (2) effective January 1, 2005, a semi-annual incentive cash compensation award equal to 50% of his annual base salary based on the Company’s level of achievement of certain financial and other performance objectives established by the Compensation Committee, (3) a stock option to purchase 500,000 shares of the Company’s common stock (with 25% vesting on the first anniversary of the commencement of his employment and the remaining 75% vesting over the subsequent three years in equal monthly installments), and (4) a restricted stock bonus of 250,000 shares of the Company’s common stock (with equal annual installments of vesting over four years from his commencement of employment). The vesting of both the options and the restricted stock is contingent upon continued employment until the applicable vesting date. Commencing January 1, 2006, Mr. Peterschmidt became eligible for quarterly incentive cash compensation awards in lieu of the semi-annual incentive cash compensation awards, to which Mr. Peterschmidt had been entitled under his employment agreement. The quarterly incentive cash compensation awards are granted pursuant to the Company’s Corporate Incentive Plan and are targeted at 100% of Mr. Peterschmidt’s base salary earned over a quarterly performance period (i.e., $125,000 for each quarterly period, at his starting base salary). Mr. Peterschmidt’s actual incentive cash compensation may vary and shall be determined based upon the Company’s level of achievement of certain financial and other performance objectives to be established by the Compensation Committee. Mr. Peterschmidt was also entitled to receive an additional bonus equal to two months of base salary ($83,333) upon the completion of eight months of employment with the Company.

If Mr. Peterschmidt is terminated by the Company without cause, then pursuant to his employment agreement and in consideration for a release of claims and an agreement not to compete with the Company, he will receive severance in the amount of one year of base salary ($500,000) and target bonus ($500,000) as well as vesting of an additional 62,500 shares of the Company’s common stock under his restricted stock bonus, to the extent 62,500 shares remain unvested at the time of termination.

Mr. Wilkinson and the Company entered into an amendment to his employment agreement on January 25, 2005. Under this agreement, Mr. Wilkinson agreed to serve as Senior Vice President and General Manager, Client Business and is entitled to receive the following: (1) an annual base salary of £156,757 (if Mr. Wilkinson relocates to the United States from the United Kingdom, his annual base salary shall be $290,000) and (2) a semi-annual incentive cash compensation award targeted at 50% of Mr. Wilkinson’s annual base salary (i.e., approximately £78,378 for each six-month period at his current annual base salary). In addition, Mr. Wilkinson received (1) an option to purchase 150,000 shares of the Company’s common stock, which option vests in equal monthly installments over a 48 month period starting on January 21, 2005, and (2) a restricted stock award of 75,000 shares of the Company’s common stock, which vests in equal annual installments over a four-year period starting on January 21, 2005. The vesting of both the options and the restricted stock is contingent upon continued employment until the applicable vesting date. If Mr. Wilkinson’s employment is terminated by the Company without providing at least three month’s advance written notice, unless Mr. Wilkinson has engaged in gross misconduct or repeated acts of serious misconduct, then the Company shall provide Mr. Wilkinson with the salary and benefits that he would otherwise have become entitled to receive during that three-month period.

Mr. Wilkinson and the Company entered into an agreement to terminate Mr. Wilkinson’s employment agreement effective as of June 30, 2006 and pursuant to which the parties waived the notice requirements in his employment agreement. Under the termination agreement Mr. Wilkinson was entitled to the following: (1) his existing base salary and car allowance until June 30, 2006, (2) continued vesting of his outstanding stock options until June 30, 2006, and (3) a recommendation by the Company to the Compensation Committee that it approve the acceleration of vesting of 42,187 unvested shares of restricted stock as of June 30, 2006, which the Compensation Committee approved. The termination agreement supersedes all of Mr. Wilkinson’s rights to benefits and compensation under prior employment agreements between the Company and Mr. Wilkinson.

Mr. Covert and the Company entered into an employment offer letter agreement dated September 12, 2005. Mr. Covert’s employment with Openwave commenced September 12, 2005 and Mr. Covert assumed the position of Chief Financial Officer effective October 1, 2005. According to the terms of the employment offer letter, Mr. Covert is entitled to a base salary of $29,166.66 per month (or $350,000 on an annualized basis), received a sign-on bonus of $150,000, and is eligible for a semi-annual incentive cash award under the Company’s Corporate Incentive Plan with a target equal to 100% (and a maximum payout of 150%) of Mr. Covert’s base salary actually earned for the six month performance period. Commencing January 1, 2006, Mr. Covert became eligible for quarterly incentive cash compensation awards in lieu of the semi-annual incentive cash compensation award to which Mr. Covert had been entitled under his employment offer letter agreement. The quarterly incentive cash compensation awards are granted pursuant to the Company’s Corporate Incentive Plan and are targeted at 100% of his base salary earned over a quarterly performance period. Mr. Covert’s actual incentive compensation may vary and shall be determined based upon the Company’s level of achievement of certain financial and other performance objectives established by the Compensation Committee. Further, Mr. Covert received (1) an option to purchase 300,000 shares of common stock, vesting over a four-year period with 25% to vest on September 12, 2006 and one forty-eighth to vest at the end of each subsequent month, and (2) a restricted stock purchase right for 100,000 shares, vesting over four years in equal installments of 25,000 shares on each of the first four anniversaries of August 15, 2005. The vesting of both the options and the restricted stock award is contingent upon continued employment until the applicable vesting date.

Mr. Peters and the Company entered into an amended and restated employment agreement on October 4, 2004. Under this agreement, Mr. Peters agreed to serve as Executive Vice President and Chief Administrative Officer and was entitled to receive the following: (1) an annual base salary of $300,000 and (2) for the quarter ending December 31, 2004, eligibility for a quarterly incentive cash compensation award targeted at 15% of his annual base salary (i.e., $45,000); and, thereafter a semi-annual incentive cash compensation award targeted at 30% of his annual base salary (i.e., $90,000 for each six-month period, at his starting base salary). Commencing January 1, 2006, Mr. Peters became eligible for quarterly incentive cash compensation awards in lieu of the semi-annual incentive cash compensation awards, to which Mr. Peters had been entitled under his employment agreement. The quarterly incentive cash compensation awards are granted pursuant to the Company’s Corporate Incentive Plan and are targeted at 60% of Mr. Peters current base salary earned over a quarterly performance period (i.e., $45,000 for each quarterly period, at his starting base salary). Mr. Peters’ actual incentive cash compensation may vary and shall be determined based upon the Company’s level of achievement of certain financial and other performance objectives to be established by the Compensation Committee. In addition, Mr. Peters received (1) an option to purchase 200,000 shares of the Company’s common stock, which vests in equal monthly installments over a three-year period, and (2) a restricted stock award of 160,000 shares of the Company’s common stock, which vests in equal annual installments over a four-year period. The vesting of both the options and the restricted stock is contingent upon continued employment until the applicable vesting date. If Mr. Peters’ employment is terminated without cause then the next 40,000 shares under the restricted stock award due to vest within the twelve months following his termination, if any, would accelerate and vest automatically upon termination of his employment.

Mr. Peters and the Company entered into a Severance and Release Agreement, effective August 25, 2006. The Severance and Release Agreement provides for Mr. Peters’ resignation as the Company’s Executive Vice President and Chief Administrative Officer effective September 30, 2006. The Severance and Release Agreement also provides that, from October 1, 2006 until December 23, 2006 (“Transition Period”), Mr. Peters will continue to serve as a part-time employee advisor. During the Transition Period, Mr. Peters is entitled to receive twenty percent (20%) of his current salary and will continue to vest in his outstanding options and restricted stock as well as continue to be eligible for standard benefits available to full-time Company employees, including without limitation healthcare insurance, life insurance, and disability insurance. During the Transition Period, Mr. Peters will not be eligible to participate in the Company’s Corporate Incentive Plan.

Pursuant to the Severance and Release Agreement and provided that Mr. Peters executes all necessary documentation, on December 31, 2006, the Company agrees to: (1) pay Mr. Peters $300,000, (2) accelerate the vesting of 80,232 shares of previously granted restricted stock, (3) continue to provide to Mr. Peters, at the Company’s expense, medical, dental and vision insurance benefit coverage in coordination with COBRA for a period of twelve (12) months following December 31, 2006 and (4) allow Mr. Peters to retain the Company cellular telephone and laptop computer provided to Mr. Peters as an employee of the Company. The Severance and Release Agreement supersedes all rights to benefits and compensation under prior employment agreements between the Company and Mr. Peters.

On February 23, 2006, Mr. Snyder and the Company entered into an amendment to Mr. Snyder’s Amended and Restated Employment Agreement dated October 4, 2004, effective March 1, 2006. Under this amended agreement Mr. Snyder is entitled to (1) an annual base salary of $375,000, (2) a quarterly incentive cash award for Q3 of fiscal year 2006 and subsequent quarters under the Company’s Corporate Incentive Plan with a target equal to 100% of Mr. Snyder’s base salary actually earned for the quarterly performance period, and (3) a one-time bonus of $6,250 paid on March 1, 2006. His actual incentive compensation may vary and shall be determined based upon the Company’s level of achievement of certain financial and other performance objectives established by the Compensation Committee. In addition, Mr. Snyder received 80,000 shares of restricted stock, which vest in equal annual installments over a three year period, provided, however, that the entire amount shall vest if certain performance criteria (to be mutually agreed upon by Mr. Snyder and the Company and approved by the Compensation Committee) are met on or before December 31, 2006. Further, provided Mr. Snyder’s employment continues through December 31, 2006, if Mr. Snyder’s employment is terminated thereafter by voluntary resignation or by the Company without cause all unvested stock options and restricted stock awarded will become fully vested, except for the 80,000 shares of restricted stock awarded under this amended agreement or any new grants made after March 1, 2006.

Mr. Snyder and the Company entered into a Severance and Release Agreement, effective November 28, 2006. The Severance and Release Agreement provides for Mr. Snyder’s resignation as the Company’s Executive Vice President and Chief Operating Officer effective November 30, 2006.

Pursuant to the Severance and Release Agreement, on November 28, 2006, the Company agrees to: (1) pay Mr. Snyder $750,000 on June 1, 2007, (2) on November 30, 2006, accelerate the vesting of previously granted options to purchase 140,975 shares, (3) on November 30, 2006, accelerate the vesting of 88,426 shares of previously granted restricted stock, (4) continue to provide to Mr. Snyder, at the Company’s expense, medical, dental and vision insurance benefit coverage in coordination with COBRA for a period of six (6) months following November 30, 2006 and (5) allow Mr. Snyder to retain the Company cellular telephone and laptop computer provided to Mr. Snyder as an employee of the Company. The Severance and Release Agreement supersedes all rights to benefits and compensation under prior employment agreements between the Company and Mr. Snyder.

Mr. Whalen and the Company entered into an employment agreement, effective October 3, 2005. Under this agreement, Mr. Whalen: (1) agreed to serve as Senior Vice President of Worldwide Sales, (2) is entitled to an annual base salary of $250,000, and (3) will be eligible for an executive incentive cash bonus award under the Company’s 2005 General Manager Sales Incentive Plan targeted at $250,000. Mr. Whalen’s actual incentive compensation may vary and shall be determined based upon his level of achievement of certain financial and other objectives.

Messrs. Peterschmidt, Covert and Whalen are each party to the Company’s standard executive change of control severance agreement, a form of which was approved by the Company’s Compensation Committee on November 1, 2006. For purposes of each of these change of control severance agreements, “change of control” means any of the following: (1) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons that will continue the business of the Company in the future, (2) a merger or consolidation involving the Company in which the voting securities of the Company owned by the stockholders of the Company immediately prior to such merger or consolidation do not represent more than 50% of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation and (3) the direct or indirect acquisition of beneficial ownership of at least 50% of the voting securities of the Company by a person or group of related persons, provided that “person or group of related persons” shall not include the Company, a subsidiary of the Company, or an employee benefit plan sponsored by the Company or a subsidiary of the Company. The agreements provide that if the employee’s employment is terminated (other than as a result of death or disability) either by the Company without cause or as a result of an “involuntary termination” (described below) within the period commencing two months preceding a change of control and ending twenty-four months following a change of control, 100% of the employee’s then unvested options and shares of restricted stock immediately will vest, and the employee will receive severance payments equal to his or her base salary plus target annual bonus, multiplied by the following factor, as applicable: two (2) in the case of the Chief Executive Officer (i.e., Mr. Peterschmidt); one and one-half (1.5) in the case of the General Counsel or a senior executive who reports directly to the Chief Executive Officer (referred to as a member of “E-Staff”) (e.g., Mr. Covert and Mr. Whalen); and one (1) in the case of all other selected employees. In addition, the agreements provide that the Company will continue to provide the employees and their eligible dependents with Company-paid medical, dental and vision benefit coverage for the following periods: twenty-four (24) months in the case of the Chief Executive Officer (i.e., Mr. Peterschmidt); eighteen (18) months in the case of the General Counsel or a member of E-Staff (e.g., Mr. Covert and Mr. Whalen); and twelve (12) months in the case of all other selected employees. For purposes of these agreements, “involuntary termination” means the employee’s resignation from the Company within three months of the occurrence of any of the following events: (1) the significant reduction of the employee duties, authority, job title or reporting relationships, (2) a substantial reduction, without good business reasons, of the facilities and perquisites available to the employee, (3) a reduction by the Company in the base salary of the employee, (4) a material reduction by the Company in the kind or level of employee benefits, including bonuses, (5) the relocation of the employee to a facility or a location more than twenty-five miles from the employee’s then present location, (6) a termination of the employee’s employment for any reason other than for disability or for cause (as defined in the change of control severance agreement), (7) the failure of the Company to obtain the assumption of the agreement by any successor, or (8) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the employee. In the event that any of the payments made to an executive officer under these change of control agreements constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, the officer will be entitled to receive the severance pay and benefits described above in full and shall receive an additional lump sum cash payment that is sufficient, after taking into account all applicable taxes, to cover all excise taxes imposed by Sections 280G and 4999 of the Internal Revenue Code.

Messrs. Peterschmidt, Covert, and Whalen are also covered as beneficiaries under an Executive Severance Plan that provides that any such executive who is terminated without cause shall receive severance payments equal to six months base salary and six months COBRA health insurance premiums. This plan was amended by the Board of Directors on December 15, 2004 to shorten the relevant benefit periods from twelve months to six months and to exclude employees terminated for unsatisfactory job performance from eligibility for benefits under the plan. Any benefits payable to an employee under this policy are coordinated with any similar benefits payable under any other agreement, plan, or arrangement (including the change of control agreement described above) and therefore payments under the Executive Severance Plan shall be reduced on a dollar for dollar basis to the extent like-kind benefits are paid or payable under a separate agreement, plan, or arrangement. The Company terminated its obligations to Mr. Peters under this plan when it entered into the Severance and Release Agreement with him on August 25, 2006. The Company terminated its obligations to Mr. Wilkinson under this plan when it entered into the mutual agreement to terminate Mr. Wilkinson’s employment agreement on June 30, 2006. The Company terminated its obligations to Mr. Snyder under this plan when it entered into the Severance and Release Agreement with him on November 30, 2006.

Limitation of Liability and Indemnification

The Company’s Certificate of Incorporation includes provisions that eliminate the personal liability of its Directors for monetary damages for breach of fiduciary duty as a Director, except for liability:

•       for any breach of the Director’s duty of loyalty to the Company or its stockholders;

•       for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•       under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock purchase or redemption); or

•       for any transaction from which the Director derives an improper personal benefit.

The Company’s Certificate of Incorporation and Bylaws further provide for the indemnification of its Directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation

Law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Company under the foregoing provisions, or otherwise. The Company has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act may be against public policy as expressed in the Securities Act and may be unenforceable. The Company has entered into agreements to indemnify its Directors and executive officers in addition to the indemnification provided for in the Company’s Certificate of Incorporation and Bylaws. These agreements, among other things, provide for indemnification of its Directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a Director or executive officer or at its request. The Company believes that these provisions and agreements are necessary to attract and retain qualified people as Directors and executive officers.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2006 were Bernard Puckett, Kenneth D. Denman and Bo C. Hedfors. None of the members of the Compensation Committee during fiscal year 2006 (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions.

Transactions with Management and Directors

Since July 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount exceeds $60,000 and in which any director, nominee for director, executive officer or holder of more than 5% of the Company’s common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect material interest other than compensation arrangements which are described above.

None of the following persons has been indebted to the Company at any time since July 1, 2005 in an amount in excess of $60,000: any of our directors or executive officers; any nominee for election for director; any corporation or organization of which any of our directors, executive officers or nominees for director is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; and any trust or other estate in which any of our directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors administers the Company’s executive compensation programs. The Compensation Committee is currently composed entirely of non-employee Directors who are independent, as determined by the Board, within the meaning of the listing standards of The Nasdaq Stock Market and regulations issued by the Internal Revenue Service and the Securities and Exchange Commission. The Compensation Committee is responsible for reviewing and approving all aspects of compensation (base salary, variable pay and long-term incentives) for the Chief Executive Officer (“CEO”) and the other senior executives of the Company, including the executives named in the compensation tables.

The Compensation Committee met nine times and also acted by unanimous written consent on three occasions during fiscal year 2006. All Compensation Committee members are actively engaged in the review of matters presented. The Compensation Committee has access to the services of independent compensation consultants and other experts for survey data and other information as it deems appropriate. During fiscal year 2006, the Company utilized such services from time to time to assist with the design of the executive compensation program and to calibrate the program to Company performance and the competitive market.

Compensation Philosophy:

The Company operates in a competitive, dynamic and challenging industry. The Compensation Committee believes that the compensation programs for executive officers should be designed to: (a) attract and retain executive officers who possess the high-quality skills and talent necessary to achieve the Company’s business objectives, and (b) motivate executive officers to achieve these objectives. The principles that are the foundation of the Company’s executive compensation philosophy are:

•       Pay competitively, with compensation set at levels that will attract and retain key employees;

•       Strengthen the relationship between executive pay and stockholder value;

•       Align the financial interests of executive officers with the performance of the Company through the use of equity incentive compensation; and

•       Motivate executive officers to achieve business and strategic objectives by paying for achievement of the Company’s financial and operating performance and individual strategic goals.

Components of Executive Compensation:

Base Salary

Base salary for each of the Company’s executive officers is determined based upon an evaluation of the officer’s responsibilities, an assessment of the officer’s performance, and market comparisons from regularly scheduled compensation surveys. Base salary for each executive officer is reviewed no less frequently than on an annual basis and may be adjusted based upon a number of factors, including the executive’s performance and achievement, changes in the external market, and the executive’s contributions to meeting corporate and strategic performance goals.

Short-term Bonus/Variable Pay

The Company’s short-term bonus/variable pay programs are designed to provide for incentive awards, expressed as a percentage of base salary, based on achievement of corporate and individual performance goals. Sales executives and non-executive employees, as well as other employees whose positions are focused on revenue generation, are generally eligible for payments that are tied to achievement of sales or revenue goals under a variable pay plan. Other executives and non-executive employees are eligible for payments under a Corporate Incentive Plan that is tied to achievement of Company financial performance goals. Six of the named executive officers were participants in these variable pay plans and received payouts under the applicable plans during fiscal year 2006.

Long-Term Incentives

The Company’s stock compensation plans have been established to provide selected employees of the Company with incentives to help align those employees’ interests with the interests of stockholders. The Compensation Committee believes in the current environment that a mixture of stock options and restricted stock offers the best approach to achieving the Compensation Committee’s goals of retaining executives and aligning their interests with stockholders under a range of different possible investment and industry scenarios. The Compensation Committee generally awards stock options, and restricted stock when it deems it advisable, to executives once a year. These grants generally occur during the period from October through December.

Stock Options

Stock options have been a major component of the Company’s compensation package for most employees since shortly after the Company’s formation. Stock option grants are made to certain employees at the commencement of their employment and, occasionally, following a significant change in job responsibilities or to meet other special retention or performance objectives. Periodic grants of stock options are generally made annually to eligible employees. In fiscal year 2006, certain named executive officers were granted an award of stock options. The Compensation Committee determines actual awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. Stock options granted by the Company generally have an exercise price equal to the fair market value of the Company’s common stock on the day of grant, typically vest based upon continued employment on a pro-rata basis over a three- or four-year period, and generally expire ten years after the date of grant.

Restricted Stock

The Company selectively uses restricted stock awards to retain and provide incentives to its executive officers. Generally, the Company does not utilize such awards for most other employees. Typically, the Compensation Committee considers executive officers and other key employees for restricted stock awards after the Compensation Committee completes its review and assessment of the performance of the Company’s executive officers. Occasionally, however, restricted stock awards are made at other times due to changes in job responsibilities or to meet other retention or performance objectives. In fiscal year 2006, certain named executive officers were granted restricted stock awards. In general, such restricted stock awards vest based upon continued employment over a two to four-year period.

Benefits

The Company’s global benefits philosophy is that health and welfare benefits should provide employees with protection from catastrophic events and should be competitive in local markets. Other benefits, such as retirement benefits, should be competitive in local markets. Executive officers participate in the same benefit programs available to all employees.

Section 162(m):

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility of certain compensation exceeding $1 million per year paid to the Company’s Chief Executive Officer and its four other highest paid officers in office at fiscal year end. Pursuant to regulations issued by the Internal Revenue Service, compensation may be paid without regard to this $1 million limit and still comply with Section 162(m) if it meets the requirements for “performance-based” compensation. Among other things, “performance-based” compensation must be paid in accordance with pre-established performance goals and stockholder approval of the material terms of such awards prior to payment. The Compensation Committee’s policy is to structure the compensation of its top executives, to the extent practical, so that none of their compensation becomes non-deductible under Section 162(m). However, the Company has awarded restricted stock grants to its executive officers that are earned through completion of years of continued service with the Company rather than the achievement of performance goals. In addition, the Company has not submitted its cash bonus arrangements with its senior executive officers for stockholder approval. Further, Mr. Peterschmidt’s compensation exceeded $1 million for the fiscal year 2006. As a result, Section 162(m) has limited the amount of compensation that the Company will be able to deduct in connection with the items of compensation enumerated above.

Chief Executive Officer Compensation:

The Compensation Committee reviewed and approved the total compensation package offered to and accepted by Mr. Peterschmidt, which is reflected in his employment agreement with the Company entered into on November 1, 2004. The Compensation Committee performed such review in accordance with the principles of the Company’s compensation philosophy and its total compensation program described above. Information considered by the Compensation Committee included competitive compensation data and Mr. Peterschmidt’s successful track record as an executive officer of other technology companies, including his service as Chief Executive Officer and Chairman of Securify, Inc. and Inktomi, Inc. The Compensation Committee determined that the total compensation package offered to Mr. Peterschmidt was appropriate under prevailing market conditions and that a package of materially lesser value would have been insufficient to secure Mr. Peterschmidt’s services.

Base Pay

Pursuant to his employment agreement with the Company, Mr. Peterschmidt’s base annual salary is $500,000.

Short-Term Bonus/Variable Pay

Pursuant to his employment agreement with the Company, Mr. Peterschmidt received a bonus equal to two months of base salary ($83,333) in July 2005, which bonus was conditioned upon eight months of employment with the Company.

Commencing January 1, 2005, Mr. Peterschmidt, pursuant to his employment agreement with the Company, became eligible for a semi-annual incentive cash compensation award under the Company’s Corporate Incentive Plan targeted at 100% of his base salary earned over a six-month performance period (i.e., $250,000 for each six-month period, at his starting base salary). Commencing January 1, 2006 Mr. Peterschmidt’s semi-annual incentive cash compensation award changed to a quarterly award. He became eligible for quarterly incentive cash compensation awards under the Company’s Corporate Incentive Plan targeted at 100% of his base salary earned over a quarterly performance period (i.e., $125,000 for each quarterly period, at his starting base salary). His actual incentive compensation is determined based upon the extent of the Company’s achievement of financial and other performance objectives established by the Compensation Committee, and may result in a payment that is below, at, or above target. Mr. Peterschmidt received payments under the Corporate Incentive Plan during fiscal year 2006 of $412,875.

Long-Term Incentives

Pursuant to Mr. Peterschmidt’s employment agreement with the Company, upon the commencement of Mr. Peterschmidt’s employment the Compensation Committee granted Mr. Peterschmidt (1) an option to acquire 500,000 shares of the Company’s common stock with 25% vesting on the first anniversary of the commencement of his employment and the remaining 75% vesting over the subsequent three years in equal monthly installments pursuant to which he acquired 60,000 shares of common stock in fiscal year 2006 and (2) a restricted stock award of 250,000 shares of the Company’s common stock (with equal annual installments of vesting over four years from his commencement of employment) of which the Company’s right to re-purchase 62,500 shares lapsed during fiscal year 2006

The Compensation Committee
Bernard Puckett
Bo C. Hedfors
Kenneth D. Denman

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee is currently comprised of three outside Directors, all of whom are independent under Rule 10A-3 of the Exchange Act and Rule 4200(a)(15) of the Nasdaq listing standards. In October 2003, the Audit Committee adopted a revised charter, which sets forth the Audit Committee’s duties, responsibilities and authority. The Audit Committee Charter is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2006 and the audit of the effectiveness of the Company’s internal control over financial reporting with management and with the Company’s independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statements on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 89 and SAS No. 90 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by professional standards and other regulatory requirements, and has discussed with KPMG LLP, such firm’s independence. The Audit Committee has considered the compatibility of the provision of certain non-audit services with maintaining the auditor’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2006 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 for filing with the SEC.

Audit Committee
Bernard Puckett
Masood Jabbar
Kenneth D. Denman

PERFORMANCE MEASUREMENT COMPARISON

The following graph compares the cumulative total stockholder return data for the Company’s common stock since June 30, 2001, to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) S&P Telecommunications Services Index. The graph assumes that $100 was invested on June 30, 2001 in the common stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the common stock of the Company at the closing price of $104.10 per share and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG OPENWAVE SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P TELECOMMUNICATION SERVICES INDEX

*                    $100 invested on 6/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	6/29/01	6/28/02	6/30/03	6/30/04	6/30/05	6/30/06
Openwave Systems Inc.	$100.00	16.17	5.76	12.20	15.75	11.09
The NASDAQ Stock Market (U.S.) Index	$100.00	70.34	78.11	98.60	99.28	105.94
S&P Telecommunications Services Index	$100.00	58.34	61.81	66.13	72.80	81.86

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.”  This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the performance graph contained in this proxy statement, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2006 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the 2006 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

By Order of the Board of Directors

Jim Wu
Secretary
December 8, 2006

In some cases, only one Annual Report is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2006, to each stockholder who forwards a written request to:  Secretary, Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, California 94063 to have a copy of the Annual Report delivered. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the Annual Report and who would rather receive a single copy of the Annual Report may instruct the Company by directing their request to the Company in the manner provided above.

APPENDIX A

OPENWAVE SYSTEMS, INC.

2006 STOCK INCENTIVE PLAN

Approved by Shareholders on [                , 2007]

Termination Date: [November 1, 2016]

I.                                PURPOSES

1.1   Eligible Stock Award Recipients.   The persons eligible to receive Stock Awards are the Employees and Consultants of the Company and its Affiliates.

1.2   Available Stock Awards.   The types of stock awards that may be granted under this Plan shall be: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, and (ix) Performance Share Units.

1.3   General Purpose.   The Company, by means of this Plan, seeks to create incentives for eligible Employees (including officers) and Consultants of the Company and to maximize the long term value of the Company by granting awards to acquire the Common Stock of the Company (or awards, the value of which is measured with reference to the Common Stock of the Company).

II.                           DEFINITIONS

2.1   “Affiliate” means a parent or subsidiary of the Company, with “parent” meaning an entity that controls the Company directly or indirectly, through one or more intermediaries, and “subsidiary” meaning an entity that is controlled by the Company directly or indirectly, through one or more intermediaries. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.2   “Beneficial Owner” means the definition given in Rule 13d-3 promulgated under the Exchange Act.

2.3   “Board” means the Board of Directors of the Company.

2.4   “Change in Control” means the occurrence of any of the following events:

(i)    Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise;

(ii)   The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(iii)  A merger or consolidation or similar transaction involving the Company;

(iv)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors; or

(v)    A dissolution or liquidation of the Company.

2.5   “Code” means the Internal Revenue Code of 1986, as amended.

2.6   “Committee” means the committee appointed by the Board in accordance with Section 3.3 of the Plan.

2.7   “Common Stock” means the common shares of the Company.

2.8   “Company” means Openwave Systems Inc., a Delaware corporation.

2.9   “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.

2.10 “Continuous Service” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence as approved by the Board or the chief executive officer of the Company provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or its successor.

2.11 “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.12 “Director” means a member of the Board of Directors of the Company.

2.13 “Disability” means the inability of an individual, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that individual’s position with the company or an Affiliate of the Company because of the sickness or injury of the individual, or as may be otherwise defined under applicable local laws.

2.14 “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” means, as of any date, the value of the Common Stock as determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange or system on the day of determination or, if the stock exchange or national market system on which the Common Stock trades is not open on the day of determination, the last business day prior to the day of determination;

(ii)   If the Common Stock is quoted on the Nasdaq System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and the low asked prices for the Common Stock on the day of determination or, if the stock exchange or national market system on which the Common Stock trades is not open on the day of determination, the last business day prior to the day of determination; or

(iii)  In the absence of any established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

2.17 “Full-Value Stock Award” shall mean any of a Restricted Stock Bonus, Restricted Stock Units, Phantom Stock Units, Performance Share Bonus, or Performance Share Units.

2.18 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.19 “Incumbent Directors” shall mean Directors who either (i) are Directors of the Company as of the date the Plan first becomes effective pursuant to Article XV hereof or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) of Section 2.4, or in connection with an actual or threatened proxy contest relating to the election of Directors to the Company.

2.20 “Interim Plan” shall mean the Openwave Systems, Inc. 2006 Interim (Non-Stockholder Approved) Stock Incentive Plan, which was approved by the Board on November 1, 2006.

2.21 “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

2.22 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.23 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.24 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.25 “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

2.26 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.27 “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

2.28 “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

2.29 “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and which grant is subject to the provisions of Section 7.6 of the Plan.

2.30 “Performance Share Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of Performance Share Units to the extent permitted in the Participant’s Stock Award Agreement. These Performance Share Units are subject to the provisions of Section 7.7 of the Plan.

2.31 “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Section 7.4 of the Plan.

2.32 “Plan” means this Openwave Systems Inc. 2006 Stock Incentive Plan.

2.33 “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and which grant is subject to the provisions of Section 7.1 of the Plan.

2.34 “Restricted Stock Purchase Right” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Section 7.2 of the Plan.

2.35 “Restricted Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of restricted stock to the extent permitted in the Participant’s agreement. These Restricted Stock Units are subject to the provisions of Section 7.5 of the Plan.

2.36 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.37 “Securities Act” means the Securities Act of 1933, as amended.

2.38 “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 7.3 of the Plan.

2.39 “Stock Award” means any Option award, Restricted Stock Bonus award, Restricted Stock Purchase Right award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award. These Awards may include, but are not limited to those listed in Section 1.2.

2.40 “Stock Award Agreement” means a written agreement, including an Option Agreement, between the Company and a holder of a Stock Award setting forth the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

2.41 “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III.                      ADMINISTRATION

3.1   Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

3.2   Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan or a Stock Award as provided in Section 14 of the Plan.

(iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(v)    To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a Stock Award previously granted by the Board.

(vi)  To determine whether Stock Awards will be settled in shares of Common Stock, cash or in any combination thereof.

(vii) To establish a program whereby Participants designated by the Board can reduce compensation otherwise payable in cash in exchange for Stock Awards under the Plan.

(viii)     To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under a Stock Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(ix)  To provide, either at the time a Stock Award is granted or by subsequent action, that a Stock Award shall contain as a term thereof, a right, either in tandem with the other rights under the Stock Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Stock Award.

(x)    To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Article IV of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

3.3   Delegation to Committee.

The Board may delegate administration of the Plan to a committee (“Committee”) consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. The Committee may exercise, in connection with the administration of the Plan, any of the powers and authority granted to the Board under the Plan, and the Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or the subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more Directors who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more Directors who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award. Furthermore, within the scope of such authority, the Board may delegate to a committee of one or more officers of the Company to designate employees to receive options and other rights to acquire shares of Common Stock and the number of such options or other rights in accordance with the requirements of Section 157(c) of the Delaware General Corporation Law.

This Section 3.3 of the Plan, is subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.4   Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.5   Compliance with Section 16 of Exchange Act.   With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Board, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Board shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any person incurs any liability under Section 16 of the Exchange Act.

IV.                        SHARES SUBJECT TO THE PLAN

4.1   Share Reserve.   Subject to the provisions of Section 12 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed seven million (7,000,000) shares of Common Stock (“Share Reserve”). Each share of Common Stock issued pursuant to a Stock Award issued either under this Plan or the Interim Plan (as the term “Stock Award is defined pursuant to the Interim Plan) shall reduce the Share Reserve by one (1) share; provided, however, that for each Full-Value Stock Award, the Share Reserve shall be reduced by one and one-half (1.5) shares. To the extent that a distribution pursuant to a Stock Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of the Stock Award. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is seven million (7,000,000) shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 12 of the Plan.

4.2   Reversion of Shares to the Share Reserve.

(i)    If any Stock Award granted under this Plan shall for any reason (A) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (B) be reacquired by the Company prior to vesting, or (C) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired by Participant under such Stock Award shall revert or be added to the Share Reserve and become available for issuance under the Plan; provided, however, that shares of Common Stock shall not revert or be added to the Share Reserve that are (a) tendered in payment of an Option, (b) withheld by the Company to satisfy any tax withholding obligation, or (c) purchased by the Company with proceeds from the exercise of Options, and provided, further, that shares of Common Stock covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan.

4.3   Source of Shares.   The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

V.                             ELIGIBILITY

5.1   Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Consultants.

5.2   Ten Percent Shareholders.   A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.3   Annual Section 162(m) Limitation.   Subject to the provisions of Section 12 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Incentive Stock Options, Nonstatutory Stock Options, or Stock Appreciation Rights covering more than two and a half million (2,500,000) shares of Common Stock during any fiscal year. The foregoing provision applies to both continuing and newly hired Employees.

5.4   Consultants.

(i)    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)   Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

VI.                        OPTION PROVISIONS

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1   Term.   Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

6.2   Exercise Price of an Incentive Stock Option.   Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3   Exercise Price of a Nonstatutory Stock Option.   The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.4   Consideration.   The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option): (1) by delivery to the Company of other Common Stock, (2) pursuant to a “same day sale” program to the extent permitted by law, (3) reduction of the Company’s liability to the Optionholder, (4) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (5) by some combination of the foregoing. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, payment for Common Stock pursuant to an Option may only be made in the form of cash, check, or pursuant to a “same day sale” program.

Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

6.5   Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6   Transferability of a Nonstatutory Stock Option.   A Nonstatutory Stock Option shall be transferable to family members to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability to family members, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7   Vesting Generally.   Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. If vesting is based on the Participant’s Continuous Service, such Options generally will vest in equal monthly installments over a three (3) year period; provided, however, that vesting for new hires will occur as to one-third (1/3rd) of the Options after one (1) year from the grant date and as to the remaining two-thirds (2/3rds) of the Options in equal monthly installments over the subsequent two (2) years. Notwithstanding the foregoing, the vesting of Options may be conditioned or accelerated upon achievement of performance criteria as determined by the Board or its delegatee. The provisions of this Section 6.7 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

6.8   Termination of Continuous Service.   In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for three (3) months following the termination of the Optionholder’s Continuous Service; provided, however, that if the Optionholder’s Continuous Service is terminated for Cause (as defined in the Option Agreement), the Option immediately shall terminate.

6.9   Extension of Termination Date.   An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.9 notwithstanding, in the event that a sale of the shares of Common Stock received upon exercise of his or her Option would subject the Optionholder to liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of (1) the fifteenth (15th) day after the last date upon which such sale would result in liability, or (2) two hundred ten (210) days following the date of termination of the Optionholder’s employment or other service to the Company (and in no event later than the expiration of the term of the Option).

6.10   Disability of Optionholder.   In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option to the extent that the Optionholder was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for twelve (12) months following such termination.

6.11   Death of Optionholder.   In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6.5 or 6.6 of the Plan, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after death, the Option is not exercised within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for eighteen (18) months following the Optionholder’s death.

6.12   Early Exercise Generally Not Permitted.   The Company’s general policy is not to allow the Optionholder to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Agreement does permit such early exercise, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

VII.                   PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS

7.1   Restricted Stock Bonuses.   Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Restricted Stock Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration.   A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the case of a Restricted Stock Bonus to be made to a new Employee or Consultant who has not performed prior services for the Company, the Company shall require such consideration to be paid as will ensure compliance with the General Corporation Law of the State of Delaware.

(ii)   Vesting.   Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board or its delegatee and set forth in the Participant’s Restricted Stock Bonus agreement. If vesting is based on the Participant’s Continuous Service, such Restricted Stock Bonus shall not fully vest in less than three (3) years. Notwithstanding the foregoing, the vesting of a Restricted Stock Bonus may be conditioned or accelerated upon the achievement of performance criteria as determined by the Board or its delegatee.

(iii)  Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the shares of

Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv)  Transferability.   Rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

7.2   Restricted Stock Purchase Rights.   Each Restricted Stock Purchase Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Purchase Right agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Right agreements need not be identical, but each Restricted Stock Purchase Right agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Purchase Price.   The purchase price under each Restricted Stock Purchase Right agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Purchase Right agreement. The purchase price shall not be less than one hundred percent (100%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii)   Consideration.   The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Right agreement shall be paid either: (A) in cash or by check at the time of purchase; or (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant to the extent permitted by law.

(iii)  Vesting.   Absent a provision to the contrary in the Participant’s Restricted Stock Purchase Right agreement, so long as the Participant remains in Continuous Service with the Company, a Restricted Stock Purchase Right granted to the Participant shall vest as to a schedule to be determined by the Board in its discretion. If vesting is based on the Participant’s Continuous Service, such Restricted Stock Purchase Right shall not fully vest in less than three (3) years. Notwithstanding the foregoing, the vesting of a Restricted Stock Purchase Right may be conditioned or accelerated upon the achievement of performance criteria as determined by the Board or its delegatee. Shares of Common Stock acquired under the Restricted Stock Purchase Right agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)  Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Purchase Right agreement.

(v)    Transferability.   Rights to acquire shares of Common Stock under the Restricted Stock Purchase Right agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase Right agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase Right agreement remains subject to the terms of the Restricted Stock Purchase Right agreement.

7.3   Stock Appreciation Rights.   Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs.

(i)    Stand-Alone SARs.   The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A)  The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(B)   The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C)   The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate; provided, however, that the total number of shares subject to the SAR shall be counted in reducing the Share Reserve to the extent the SAR is exercised.

(ii)   Stapled SARs.   The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A)  Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B)   Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C)   The distribution to which the holder of stapled SARs shall become entitled under this Section 7 upon the redemption of stapled SARs as described in Section 7.3(ii)(B) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate; provided, however, that the total number of shares subject to the stapled SAR shall be counted in reducing the Share Reserve to the extent the stapled SAR is exercised.

7.4   Phantom Stock Units.   The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i)    Phantom Stock Unit awards shall be redeemable by the Participant upon such terms and conditions as the Board may establish; provided, however, that if vesting is based on Continuous Service, the length of service required shall be no less than three (3) years. Notwithstanding the foregoing, the vesting of a Phantom Stock Unit award may be conditioned or accelerated upon the achievement of performance criteria as determined by the Board or its delegatee. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement. The holder of a Phantom Stock Unit shall not have a right to dividend equivalents.

(ii)   The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

7.5   Restricted Stock Units.   The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

A Restricted Stock Unit is the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. The holder of a Restricted Stock Unit shall not have the right to dividend equivalents. To the extent permitted by the Board in the terms of his or her Restricted Stock Unit agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including to the extent applicable, the Employment Retirement Income Security Act of 1974, as amended (“ERISA”). An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Board. When the Participant vests in such Restricted Stock Units, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration.   A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Restricted Stock Unit with cash or other consideration permissible by law.

(ii)   Vesting.   If vesting is based on the Participant’s Continuous Service, such Restricted Stock Unit award shall not fully vest in less than three (3) years. Notwithstanding the foregoing, the vesting of a Restricted Stock Unit may be conditioned or accelerated upon the achievement of performance criteria as determined by the Board or its delegatee.

(iii)  Termination of Participant’s Continuous Service.   The unvested portion of the Restricted Stock Unit award shall expire immediately upon the termination of Participant’s Continuous Service.

(iv)  Transferability.   Rights to acquire the value of shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as any Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

7.6   Performance Share Bonuses.   Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Performance Share Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration.   A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that a Performance Share Bonus is granted to a new Employee or Consultant who has not performed prior services for the Company, the Performance Share Bonus will not be awarded until the Board determines that such person has rendered services to the Company for a sufficient period of time to ensure proper issuance of the shares in compliance with the General Corporation Law of the State of Delaware.

(ii)   Vesting.   Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Bonus agreement. Generally, a Performance Share Bonus shall not fully vest in less than one (1) year. Notwithstanding the foregoing, the vesting of a Performance Share Bonus may be accelerated upon the achievement of performance criteria as determined by the Board or its delegatee. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)  Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv)  Transferability.   Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

7.7   Performance Share Units.   The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

A Performance Share Unit is the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests. The holder of a Performance Share Unit shall not have a right to dividend equivalents. To the extent permitted by the Board in the terms of his or her Performance Share Unit agreement, a Participant may elect to defer receipt of the value of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such performance shares in a manner determined by the Board. When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred. Performance Share Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration.   A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Performance Share Unit with cash or other consideration permissible by law.

(ii)   Vesting.   Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Unit agreement. Generally, a Performance Share Unit may not fully vest in less than one (1) year. Notwithstanding the foregoing, the vesting of a Performance Share Unit may be accelerated upon achievement of performance criteria as determined by the Board or its delegatee.

(iii)  Termination of Participant’s Continuous Service.   The unvested portion of any Performance Share Unit shall expire immediately upon the termination of Participant’s Continuous Service.

(iv)  Transferability.   Rights to acquire the value of shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

XIII.             COVENANTS OF THE COMPANY

8.1   Availability of Shares.   During the term of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

8.2   Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan or any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

IX.                       USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

X.                            CANCELLATION AND RE-GRANT OF OPTIONS

10.1   Subject to Section 10.2, the Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected Optionholders, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of

Common Stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value or, in the case of a Ten Percent Shareholder (as described in Section 5.2 of the Plan), not less than one hundred ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies.

10.2   Prior to the implementation of any such repricing or cancellation of one or more outstanding Options as described in Section 10.1, the Board shall obtain the approval of the shareholders of the Company to the extent required by any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or applicable law.

10.3   Shares subject to an Option cancelled under this Section 10 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Section 5.3 of the Plan. The repricing of an Option under this Section 10, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Section 5.3 of the Plan. The provisions of this Section 10.3 shall be applicable only to the extent required by Section 162(m) of the Code.

XI.                       MISCELLANEOUS

11.1   Acceleration of Exercisability and Vesting.   The Board (or Committee, if so authorized by the Board) shall have the power to accelerate exercisability and/or vesting of any Stock Award granted pursuant to the Plan upon a Change in Control or upon the death, Disability or termination of Continuous Service of the Participant. In furtherance of such power, the Board or Committee may accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in the Stock Award Agreement to the contrary.

11.2   Shareholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

11.3   No Employment or Other Service Rights.   Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate.

11.4   Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds One Hundred Thousand dollars ($100,000), or such other limit as may be set by law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

11.5   Investment Assurances.   The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

11.6   Withholding Obligations.   To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution, or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation or other amounts payable to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by the Company by law; or (iii) delivering to the Company owned and unnumbered shares of Common Stock.

11.7   Section 409A.   Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Stock Awards granted under this Plan shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code; furthermore, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed. In the event that the Company determines in good faith that any provision of this Plan does not comply with Section 409A of the Code, the Company may amend this Plan to the minimum extent necessary to cause the Plan to comply.

XII.                  ADJUSTMENTS UPON CHANGES IN STOCK

12.1   Capitalization Adjustments.   If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Board or, if applicable, the Committee, shall make appropriate and proportionate adjustments to the class(es) and maximum number of securities subject to the Plan pursuant to Section 4.1 above, the maximum number of securities that can be made subject to an award granted to any Employee pursuant to Section 5.3 above, and the class(es) and number of securities or other property and price per share of the securities or other property subject to outstanding Stock Awards. The Board, or the Committee, if applicable, shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

12.2   Adjustments Upon a Change in Control.

(i)    In the event of a Change in Control as defined in Section 2.4(i) through 2.4(iv), such as an asset sale, merger, or change in Board composition, then the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (1) assume or continue all or any part of the Stock Awards outstanding under the Plan or (2) substitute substantially equivalent stock awards (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change in Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award; (2) continue the Stock Awards; or (3) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit or Performance Share Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change in Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change in Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change in Control occurs. The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

(ii)   In the event of a Change in Control as defined in Section 2.4(v), such as a dissolution of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

XIII.             AMENDMENT OF THE PLAN AND STOCK AWARDS

13.1   Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation.

13.2   Shareholder Approval.   The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3   Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

13.4   No Material Impairment of Rights.   Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.5   Amendment of Stock Awards.   The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards subject to and consistent with the terms of the Plan, including Sections 13.1 and 13.2; provided, however, that the rights of the Participant under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

XIV.               TERMINATION OR SUSPENSION OF THE PLAN

14.1   Plan Term.   The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date that the Plan is adopted. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.2   No Material Impairment of Rights.   Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

XV.                    EFFECTIVE DATE OF PLAN

The Plan shall become effective immediately following its approval by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board (the “Effective Date”). No Stock Awards may be granted under the Plan prior to the time that the shareholders have approved the Plan.

XVI.               CHOICE OF LAW

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules. Notwithstanding the foregoing, with respect to matters affecting the Plan that are addressed by the General Corporation Law of the State of Delaware, the laws of the State of Delaware shall control.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

OPENWAVE SYSTEMS INC.

FOR THE 2006 ANNUAL MEETING OF THE STOCKHOLDERS

JANUARY 17, 2007

The undersigned stockholder of Openwave Systems Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 8, 2006, and the 2006 Annual Report to Stockholders and hereby appoints David C. Peterschmidt, Jim Wu and Jeff Li and each of them individually, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of Openwave Systems Inc. to be held on January 17, 2007 at 8:30 a.m. PST, at Openwave Systems Inc.’s principal executive office located at 2100 Seaport Boulevard, Redwood City, California 94063 U.S.A., and at any adjournment thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR THE APPROVAL OF THE OPENWAVE 2006 STOCK INCENTIVE PLAN, FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

OPENWAVE SYSTEMS INC.

1.                                      ELECTION OF DIRECTORS:

NOMINEES:

GERALD HELD

DAVID C. PETERSCHMIDT

☐  FOR ALL NOMINEES              ☐  WITHHELD FROM ALL NOMINEES

(INSTRUCTION): TO WITHHOLD AUTHORITY TO
VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
NOMINEE’S NAME IN THE SPACE PROVIDED ABOVE.

2.             APPROVAL OF OPENWAVE 2006 STOCK INCENTIVE PLAN

☐  FOR               ☐  AGAINST                 ☐  ABSTAIN

3.             RATIFY SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2007.

☐  FOR               ☐  AGAINST                 ☐  ABSTAIN

MARK HERE ☐	MARK HERE ☐
FOR ADDRESS	IF YOU PLAN
CHANGE AND	TO ATTEND
NOTE AT LEFT	THE MEETING

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.

Dated:	, 2006

Signature

Signature